UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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BorgWarner Inc.
(Name of Registrant as Specified In its Charter)

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BORGWARNER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Auburn Hills, Michigan
March 21, 2014
Dear Stockholder:

BorgWarner Inc. will hold its annual meeting of stockholders at its headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, on April 30, 2014, at 9:00 a.m., local time, for the following purposes:

1.	Elect three nominees for Class III Directors to serve for the next three years;

2.	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2014;

3.	Advisory approval of the Company's executive compensation;

4.	Vote on a proposal to approve the BorgWarner Inc. 2014 Stock Incentive Plan;

5.	Vote on a proposal to Amend the Company's Restated Certificate of Incorporation to facilitate declassification of the Company's Board of Directors;

6.	Vote on a stockholder proposal concerning simple majority voting; and

7.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 3, 2014 are entitled to vote at the meeting or any adjournment or postponement thereof.

We have elected to furnish materials for the annual meeting via the internet. Beginning on or about March 21, 2014, we will mail a notice of internet availability to most of our stockholders containing instructions on how to access the proxy materials and vote online. All of our other stockholders will be sent a copy of our proxy materials by mail or e-mail on or about March 21, 2014. See the first page of the proxy statement and your proxy card for more information on how you can elect to receive your proxy materials over the internet or by e-mail if you received them by mail this year.

YOUR VOTE IS IMPORTANT! You can submit your proxy by telephone or the internet by following the instructions on page 2 of the proxy statement. If you received a paper copy of our proxy statement, you can vote by returning a proxy card. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy. Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters. The enclosed proxy card is solicited by the Board of Directors of the Company.

Along with the attached proxy statement, we are providing you our Annual Report on Form 10-K for our fiscal year ended December 31, 2013. Stockholders are not to regard our Annual Report on Form 10-K, which includes our audited financial statements, as proxy solicitation material.

By Order of the Board of Directors

/s/  John J. Gasparovic
John J. Gasparovic
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON APRIL 30, 2014

Our proxy statement and our 2013 annual report to stockholders are available at
http://www.proxyvote.com

YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the internet or telephone or by signing, dating and returning the proxy card
mailed to those who receive paper copies of this proxy statement.

PROPOSAL 6 - STOCKHOLDER PROPOSAL CONCERNING SIMPLE MAJORITY VOTING	56
OTHER INFORMATION	57

Annex A - BorgWarner Inc. 2014 Stock Incentive Plan	59

BORGWARNER INC.
3850 Hamlin Road
Auburn Hills, Michigan 48326

PROXY STATEMENT

March 21, 2014

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. (“BorgWarner” or the “Company”) for the Company's 2014 Annual Meeting of Stockholders to be held at the Company's headquarters at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on April 30, 2014 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

As permitted by rules adopted by the Securities & Exchange Commission (“SEC”), we are providing our proxy statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 to stockholders electronically via the internet. (Our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, which includes our audited financial statements, is not to be regarded as proxy solicitation material.) Our proxy statement and our 2013 annual report to stockholders are available at http://www.proxyvote.com.

On or about March 21, 2014, we will initiate delivery of proxy materials to our stockholders of record as of the close of business on March 3, 2014 via (1) a notice containing instructions on how to access materials online, (2) a paper copy mailing or (3) e-mail distribution. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice we sent provides instructions on how to access and review all of the important information contained in the proxy materials. The notice also provides instructions on how you can submit your proxy over the internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the notice. If you received a printed copy of proxy materials by mail and would like to register to receive a notice of internet availability of proxy materials in the future, you can do so by any of the methods that follow:

•	Internet: Access the internet, go to www.proxyvote.com and follow the enrollment instructions.

•	Telephone: Call us free of charge at 1-800-579-1639 from within the United States or Canada.

•
E-mail:    Send us an e-mail at www.proxyvote.com, using the control number on your proxy card as the subject line, and state whether you wish to receive a paper or e-mail copy of our proxy materials and whether your request is for this meeting only or all future meetings.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 3, 2014 are entitled to vote at the meeting. As of such date, there were 228,320,106 outstanding shares of common stock. A list of all record holders of our stock will be available for examination by stockholders during normal business hours at 3850 Hamlin Road, Auburn Hills, Michigan 48326 at least ten days prior to the annual meeting and will also be available for examination at the annual meeting. On each matter considered at our annual meeting, you are entitled to one vote for each of your shares of common stock.

Voting

You have a choice of voting over the internet, by telephone or by using a traditional proxy card.

•	To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•
To vote by telephone, stockholders of record should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•	If you received a paper copy of a proxy card or voter instruction form, you can mark, sign and date the proxy card and return it in the envelope that was provided to you.

The deadline for voting by telephone or internet is 11:59 p.m. Eastern Time on April 29, 2014.

If you properly sign and return your signed proxy card or vote by telephone or by the internet before the annual meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors.

If you hold your stock in "street name", you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. If you are a stockholder of record, you may change or revoke your vote at any time before the vote is taken by delivering a written notice of revocation to the Secretary of the Company or by submitting another vote on or before April 30, 2014 (including a vote in person at the annual meeting). For all methods of voting, your last vote cast will supersede all of your previous votes.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the annual meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

With respect to Proposal 1, our Bylaws require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

If you hold your stock in street name, your brokerage firm or other nominee may no longer vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the three nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

With respect to Proposal 2 (stockholder ratification of the selection of our auditors) and Proposal 3 (the advisory vote on executive compensation), each Proposal requires the affirmative vote of a majority of the votes cast to be approved. Accordingly, an abstention or a broker non-vote will have no effect on the outcome of either proposal.

Proposal 3 will be considered to have been approved, on an advisory basis, if it receives the affirmative vote of a majority of votes cast. Even though your vote with respect to Proposal 3 is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. At the Annual Meeting of Stockholders held in 2011, stockholders selected annual frequency for stockholder consideration of executive compensation on an advisory basis. Stockholders will next consider the desired frequency of such consideration in 2017.

Proposal 4 (approval of the 2014 SIP) will be considered to have been approved if it receives the affirmative vote of the majority of votes cast. Accordingly, an abstention or a broker non-vote will have no effect on the outcome of the proposal.

Proposal 5 (amendment of the restated certificate of incorporation) will be approved if at least 80% of the shares that are outstanding and entitled to vote at the Annual Meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will have the same effect as a vote against the proposal.

Proposal 6 (simple majority voting) will be approved on an advisory basis if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on this proposal voted in favor of approval. Because your vote is advisory, it will not be binding on the Company or the Board of Directors.

We expect that Proposals 1, 3, 4, 5 and 6 will not be considered “routine” matters under NYSE rules. Therefore, your brokerage firm or other nominee may not vote your shares with respect to Proposals 1, 3, 4, 5 or 6 without specific instructions from you as to how to vote. Abstentions and broker non-votes will have no effect on the outcome of Proposals 1, 2, 3, 4 or 6.

Householding Information

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings, if any, in any way.

We will deliver promptly upon written or oral request a separate copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you share an address with another stockholder and you wish to receive a separate copy of any of those documents, you may inform us of your wish by contacting Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326 (tel: 248-754-0882). Similarly, if you share an address with another stockholder that is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform us of your wish by contacting Investor Relations at the above address and telephone number.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of twelve directors and is divided into three classes. At the meeting, our stockholders will elect three Class III directors to hold office until our 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The directors whose terms of office expire at this annual meeting are Directors Jan Carlson, Dennis C. Cuneo and David T. Brown. After ten years of service, Director Brown will complete his service on the Board of Directors at the April Annual Meeting of Stockholders. The Company thanks him for his guidance and years of service. Director Sato was appointed to the Board of Directors on February 12, 2014, effective that date. She is standing for re-election by stockholders at this time. Jan Carlson, Dennis C. Cuneo and Vicki L. Sato are the nominees for election as Class III Directors at this meeting. Following the election of directors at this annual meeting, your Board of Directors will have eleven members and no vacancies. Class II Directors have terms expiring at the 2016 Annual Meeting of Stockholders and the Class I Directors have terms expiring at the 2015 Annual Meeting of Stockholders. Each of the nominees for election as a Class III Director has agreed to serve if elected. All of the nominees are presently directors of the Company. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR - JAN CARLSON, DENNIS C. CUNEO, AND VICKI L. SATO.

Information on Nominees for Directors and Continuing Directors

The following table sets forth as of March 3, 2014, with respect to each of the Company's current directors continuing to serve, his or her name, the year in which he or she first became a director of the Company, age, principal occupation, and his or her current directorships in other entities; a narrative description of the directors' experience, qualifications, attributes and skills; all directorships at public companies and registered investment companies held since March 1, 2009; and a description of any relevant legal proceedings in which the director was involved since March 1, 2004.

Class I Directors	Age	Principal Occupation and Directorships
Phyllis O. Bonanno 1999	70
Ms. Bonanno retired from International Trade Solutions Inc. on September 1, 2009. She served as President and Chief Executive Officer ("CEO") of International Trade Solutions, Inc., an international trade consulting firm, since March 2002. She was the President of TradeBuilders, Inc. from October 2000 until October 2001. She was President of Columbia College from July 1997 until March 2000. Ms. Bonanno was a director of Mohawk Industries, Inc. until 2013 and is a director of Adams Express Company and Petroleum & Resources Corporation.

Ms. Bonanno brings to the board management, operational, academic and public policy knowledge. Ms. Bonanno's public policy expertise was gained through 10 years of service as the first director of the U.S. Trade Representative's Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. She developed global business knowledge in the manufacturing sector during her employment as Corporate Vice President of International Trade for Warnaco, Inc., a worldwide apparel manufacturer. Her extensive international trade expertise including knowledge of trade rules and regulations benefits the Company. Ms. Bonanno's experience as a director of other public companies in varied industries has resulted in her broad understanding of corporate governance.

Alexis P. Michas 1993	56
Mr. Michas is the founder and Managing Partner of Juniper Investment Company, LLC (“Juniper”). Juniper is also a Principal of Aetolian Investors, LLC a registered Commodity Pool Operator. He was the Managing Partner and a director of Stonington Partners, Inc., an investment management firm from 1994-2011. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is the Non-Executive Chairman of the Board of Lincoln Educational Services Corporation and a director of PerkinElmer, Inc. Mr. Michas also served as a director of AirTran Airways, Inc., until that company's sale to Southwest Airlines, Inc. on May 2, 2011.

Mr. Michas brings many years of private equity experience across a wide range of industries, and a successful record of managing control investments in public companies. He also brings extensive transactional expertise including: mergers and acquisitions, IPOs, debt and equity offerings and bank financing. Mr. Michas has served on the compensation, governance, audit, finance and executive committees of boards of other public companies and has been on BorgWarner's Board of Directors since the Company became a public company in 1993. His knowledge of the Company and his thorough understanding of the role of boards of directors qualify him to serve on our Board of Directors and to serve as Non-Executive Chairman.

Mr. Richard O. Schaum 2005	67
Mr. Schaum has been General Manager, of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. He was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc. from October 2003 until June 2005. Before that, for more than 30 years he was with DaimlerChrysler and its predecessor Chrysler Corporation, most recently as Executive Vice President, Product Development from January 2000 until his retirement in March 2003. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President in 2007. Mr. Schaum is also a director of Gentex Corporation and Sterling Construction Co.

Mr. Schaum's nearly four decades of business experience in program management, product development and manufacturing in the global automotive industry bring technological understanding, innovation expertise and extensive industry knowledge to BorgWarner's board. At WaveCrest Laboratories he oversaw development and commercialization of proprietary transportation systems. As Executive Vice President of Product Development at Chrysler, Mr. Schaum led all Powertrain Operations, a business with $7 billion in sales. He has intimate knowledge of the kinds of products BorgWarner must develop for the future of transportation.

Thomas T. Stallkamp 2006	67
Mr. Stallkamp is the founder and principal of Collaborative Management LLC, a private supply chain consulting firm. From 2004 to 2010, he was an Industrial Partner in Ripplewood Holdings LLC, a New York private equity group. From 2003 to 2004, he served as Chairman of MSX International, Inc., a global provider of technology-driven engineering, business and specialized staffing services, and from 2000 to 2003 he served as its Vice Chairman and Chief Executive Officer. From 1980 to 1999, Mr. Stallkamp held various positions with DaimlerChrysler Corporation and its predecessor Chrysler Corporation, the most recent of which were Vice Chairman and President. Mr. Stallkamp also serves as a director of Baxter International, Inc., a global diversified healthcare company and as a trustee of EntrepreneurShares Series Trust.

Mr. Stallkamp's experience within and outside of the automotive industry, and his nearly 20-year tenure with DaimlerChrysler and Chrysler Corporation, important customers of BorgWarner, his international perspective and his financial acumen qualify him for membership on the Company's board. His service on the boards of Visteon (an automotive parts supplier) from 2002 to 2005 and Asahi TEC Corporation (a manufacturer of automotive and other parts) from 2008 to 2010 has given him additional insight into the priorities of and challenges confronting automotive suppliers. Mr. Stallkamp's perspective has been broadened by experience outside the auto industry and through his private equity financing experience.

Class II Directors	Age	Principal Occupation and Directorships
Jere A. Drummond 1996	74
Mr. Drummond retired from the BellSouth Corporation on December 31, 2001. He served as Vice Chairman of the BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997 and was elected a director of BellSouth Telecommunications, Inc. in 1993. Mr. Drummond is a director of SAIC, Inc. He also served as a director of AirTran Holdings Inc. until that company's sale to Southwest Airlines, Inc. on May 2, 2011. Mr. Drummond was also a director of Centilliam Communications, Inc. until 2009.

Having served as an officer of a Fortune 500 company, BellSouth Corporation, for 19 years, Mr. Drummond brings extensive management experience and the perspective of a former CEO to BorgWarner's board. His significant marketing experience adds to the board's range of knowledge. Mr. Drummond's service on boards of directors of other public companies, and specifically on the compensation committee of another public company, adds to his value on BorgWarner's board and as Chairman of our Compensation Committee.

John R. McKernan, Jr. 2009	65
Governor McKernan is president of the U.S. Chamber of Commerce Foundation. He served as Chairman of the Board of Education Management Corporation, a large provider of private post-secondary education in North America, from December 2008 to June 2012. He was Executive Chairman of Education Management Corporation from February 2007 to December 2008 and Chief Executive Officer from September 2003 until February 2007. He previously held the offices of President and Vice Chairman and has been a member of its Board of Directors since June 1999. Governor McKernan served as governor of the State of Maine from 1987 to 1995. He is also a director of HMH Holdings, Inc.

Governor McKernan brings to BorgWarner's board a blend of experience as a former governor of Maine, a former US Congressman, a former state legislator and former CEO of a public company. His knowledge of the legislative process combined with his demonstrated leadership capabilities and CEO's perspective provide a valuable point of view to the Company's board. Governor McKernan also has significant experience as a director. Governor McKernan's practice of corporate, regulatory and administrative law enables him to provide a legal perspective on issues facing the board and the Company in those areas and with respect to corporate governance.

Ernest J. Novak, Jr. 2003	69
Mr. Novak retired as a Managing Partner from Ernst & Young in June 2003. He was a Managing Partner from 1986 until June 2003. Mr. Novak is also a director of A. Schulman, Inc. and FirstEnergy Corp.

Mr. Novak's extensive knowledge of accounting and his financial expertise across a broad range of public companies make him well qualified to serve as a member of our board and as Chairman of the Audit Committee of our board. Mr. Novak spent over 30 years performing, reviewing and supervising audits of diverse public companies' financial statements and overseeing the filing of them with the SEC. He has a master's degree in accounting, is a Certified Public Accountant and currently chairs the audit committees of the two other public companies of which he is a director.

James R. Verrier 2013	51
Mr. Verrier has been President and Chief Executive Officer and a member of the Board of Directors since January 1, 2013.  From March 2012 through December 2012, he was President and Chief Operating Officer of the Company.  From January 2010 to March 2012, he was Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.  He was Vice President and General Manager, Passenger Car of BorgWarner Turbo Systems Inc. from January 2006 to January 2010.

Mr. Verrier has held positions of increasing responsibility since joining the Company in 1989, including assignments in quality control, human resources and operations management.  Prior to joining BorgWarner he held positions in the quality engineering and metallurgy field with Lucas Aerospace, Rockwell Automotive and Britax Wingard in the United Kingdom.  He holds a degree in Metallurgy and Materials Science from West Midlands College in the UK as well as an MBA from the University of Glamorgan, also in the UK.

Class III Directors	Age	Principal Occupation and Directorships

Jan Carlson 2010	53
Mr. Carlson was appointed President and Chief Executive Officer and Director of Autoliv in early 2007. He joined Autoliv in 1999 as President of Autoliv Electronics and held that position until April 2005, when he became Vice President of Engineering of Autoliv and a member of that company's Executive Committee. Mr. Carlson currently serves on the board of directors for Trelleborg AB and Teknikföretagen, the Association of Swedish Engineering Industries.

Mr. Carlson brings to the board international perspective concerning the global automotive industry and the experience and perspective of a currently-serving CEO of a global autoparts company headquartered outside the United States. Prior to joining Autoliv, Mr. Carlson was President of Saab Combitech, a division within Saab aircraft group specializing in commercializing military technologies. Mr. Carlson has a Master of Science degree in Physical Engineering from the University of Linköping, Sweden.

Dennis C. Cuneo 2009	64
Mr. Cuneo has been an attorney with Fisher & Phillips LLP since July 1, 2010, serving as Partner of the firm's Washington DC office, after having been with Arent Fox LLP since November 2006. He also operates his own consulting firm, DC Strategic Advisors LLC., which provides strategic business advice to companies in the auto industry and other industries. He was Senior Vice President of Toyota North America, Inc. from 2000 to 2006; Corporate Secretary and Chief Environmental Officer of Toyota Motor North America Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006. Mr. Cuneo was formerly Board Chairman of the Federal Reserve Bank of Cleveland, Cincinnati branch and is on the boards of the Center for Automotive Research, and SSOE, a privately held engineering and construction management firm. Mr. Cuneo is also a director of AK Steel Holding Corporation.

Mr. Cuneo brings experience in, and understanding of, the automotive industry and its trends. Mr. Cuneo is a former senior executive and officer at Toyota Motor North America, Inc. and Toyota Motor Manufacturing North America. Mr. Cuneo's Toyota career spanned more than 22 years, during which he was responsible for legal affairs, administration, public relations, investor relations, environmental affairs, corporate advertising, government relations, philanthropy, planning, research and Toyota's Latin America Research Group. Mr. Cuneo also provides a legal perspective on issues facing the board and the Company with respect to board oversight areas, corporate governance and regulatory matters.

Vicki L. Sato, Ph.D. 2014	65
Dr. Sato was appointed Professor of Management Practice at Harvard Business School and Professor of the Practice in the Department of Molecular and Cellular Biology of Harvard University in 2006. Prior to that, she had been the President of Vertex Pharmaceuticals from 2000 until her retirement from that position in 2005, and had previously served eight years as Vertex’s Chief Scientific Officer and Chair of the scientific advisory board. Prior to joining Vertex in 1992, she was with Biogen, Inc. from 1984 to 1992, most recently as Vice President of Research and a member of the scientific advisory board. Dr. Sato is also a business advisor to enterprises in the biotechnology and pharmaceutical industries. Dr. Sato serves as an overseer of the Isabella Stewart Gardner Museum. She is currently a director of Bristol-Myers Squibb Company, Perkin Elmer Corporation and Galapagos NV, and has served as a director of Alnylam Pharmaceuticals, Inc. and Infinity Pharmaceuticals, Inc. during the past five years. She is the author of numerous professional publications and holds several issued or pending patents. Dr. Sato received her Bachelor, Master and Doctoral degrees from Harvard University.

Dr. Sato is an accomplished executive and scientist with an extensive background advising and leading research teams in life sciences innovation. Dr. Sato’s previous roles as chief scientific officer and vice president of research for multi-national companies allow her to offer guidance as we develop our technology initiatives and collaborative efforts. The expertise Dr. Sato has gained through her service on the boards of other public companies contributes broad understanding of corporate governance matters.

No director nominee, director or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of the Company's subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries. No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

Board of Directors and Its Committees

The Board of Directors held five meetings during 2013. Each of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which he or she served while members of them. The Company's Corporate Governance Guidelines set forth the Company's policy that directors should use their best efforts to attend the Company's Annual Meeting of Stockholders. All directors serving at the time of the 2013 Annual Meeting of Stockholders attended the meeting.

The board has determined that all board members meet the independence requirements of the New York Stock Exchange (“NYSE”), with the exception of Mr. Verrier, our President and CEO. Under the Company's Corporate Governance Guidelines, a director will not be considered independent unless the board determines that such director has no direct or indirect material relationship with the Company. In addition, the Company's Corporate Governance Guidelines provide, among other things, that:

•	a director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

•
a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation.

•
a director who is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company's audit or was within the last three years a partner or employee of such a firm and personally worked on the Company's audit at that time, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee, is not “independent” until three years after the end of such service or the employment relationship.

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not “independent” until three years after falling below such threshold.

•	a director who is not considered independent by relevant statute or regulation is not “independent.”

Board Leadership Structure

Our Board of Directors currently separates the role of Chairman and CEO. Mr. Michas is Non-Executive Chairman and Mr. Verrier is President and CEO. The Board believes that separating the Chairman and CEO positions provides the most appropriate leadership structure for the Company at this time. Separating the Chairman and CEO positions takes best synergetic advantage of the talents of two leaders and allows Mr. Verrier to devote his full attention to focusing on his new responsibilities as CEO without the additional responsibilities of Chairman, who focuses on effectiveness and independence of the board, including providing independent oversight of the Company's management and affairs on behalf of the Company's stockholders, serving as the principal liaison between the Company's management and the independent directors, contributes to agenda planning and chairs the executive session of non-employee directors at each regularly scheduled board meeting. Director Michas, previously Lead Director, became Non-Executive Chairman in April 2013 upon the retirement of the previous Executive Chairman.
The Board of Directors recognizes that no single leadership model is right for all companies at all times. The board has reserved for itself the discretion to determine the most appropriate leadership structure for the Company and the Board of Directors reviews the leadership structure from time to time.

Board Committees

The Board of Directors has a standing Compensation Committee, Audit Committee, Corporate Governance Committee and Executive Committee. The charters for each of our principal board committees can be found on the Company's website at www.borgwarner.com. The responsibilities of our board committees are set forth in their charters, which are reviewed at least annually.

Compensation Committee.  The current members of the Compensation Committee are Directors Drummond (Chairman), Bonanno, Brown, Carlson and Sato. The principal functions of the Compensation Committee include reviewing and approving compensation philosophy and executive compensation strategy, chief executive officer and other executive remuneration and compensation plans, and supervising the administration of these plans. A primary purpose of the Compensation Committee is to ensure that the compensation of Executive Officers is internally equitable, is externally competitive, motivates Executive Officers toward the achievement of business objectives and aligns their focus with the long term interests of the Company and its stockholders. The Compensation Committee met five times during 2013.

Audit Committee.  The current members of the Audit Committee are Directors Novak (Chairman), Cuneo, McKernan and Stallkamp. The Audit Committee is charged with assisting the full board in fulfilling the board's oversight responsibility with respect to the quality and integrity of the accounting, auditing, financial reporting and risk management practices of the Company. The Audit Committee also has the responsibility for, among other things, selection and compensation of the independent registered public accounting firm, monitoring the independent registered public accounting firm's qualifications, independence and work (including resolving any disagreements between the Company's management and the independent registered public accounting firm regarding financial reporting), pre-approving all services to be performed by the independent registered public accounting firm, monitoring the performance of the Company's internal audit function and reviewing on behalf of the board the Company's pension plans and risk management programs. The responsibilities of the Audit Committee are set forth in its charter, which is reviewed at least annually.

Each member of the Audit Committee meets the independence requirements set by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. While other members of the Audit Committee also qualify as financial experts as defined by the rules and regulations of the SEC, the Board of Directors has designated the Chairman of the Audit Committee, Mr. Novak, as our audit committee financial expert. None of the members of the Committee simultaneously serve on the audit committees of more than two other public companies. The Audit Committee met five times during 2013.

Corporate Governance Committee.  The present members of the Corporate Governance Committee are Directors Schaum (Chairman), Carlson and Drummond. The principal functions of the Corporate Governance Committee include making recommendations to the Board of Directors regarding: (i) board composition and structure, (ii) corporate governance principles, including the nature, duties and powers of board committees, (iii) term of office for members, (iv) qualified persons to be nominated for election or re-election as directors, (v) stockholders' suggestions for board nominations, (vi) the emergency successor to the CEO, and (vii) any requests for waivers of application of the Company's Code of Ethical Conduct and any related person transactions. The Corporate Governance Committee also establishes criteria for board and committee membership, evaluates Company policies relating to the recruitment of directors and oversees the evaluation of the board, its committees and management. The Corporate Governance Committee met four times during 2013.

The Corporate Governance Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Under the Company's Amended and Restated By-laws ("By-laws"), stockholders of record of the Company may recommend director candidates for inclusion by the board in the slate of nominees that the board recommends to stockholders for election. Stockholders submitting such nominations must provide the information and background material specified in Article II, Section 7 of the Company's By-laws to the “BorgWarner Inc. Corporate Governance Committee” c/o BorgWarner Inc. Corporate Secretary, 3850 Hamlin Road, Auburn Hills, Michigan 48326 not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who wishes to have a nomination considered at the 2015 annual meeting must deliver the required materials between December 31, 2014 and January 30, 2015.

The specific procedures by which stockholders may recommend nominees are set forth in Article II, Sections 7 and 8 of the Company's By-laws. The Company's By-laws require, among other things, that the nominating stockholder disclose all material monetary agreements between the nominating stockholder and the nominees; that director nominees (including the board's nominees) complete a questionnaire regarding the nominee's background, qualifications and conflicts of interest; and that stockholders proposing business disclose economic interests, including interest in the Company as a result of derivative instruments.

Assuming that the required information and material is provided for candidates recommended by stockholders, the Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members. The General Counsel will review the information and provide to the Chairman of the Corporate Governance Committee an assessment of the candidate's independence, freedom from conflicts of interest and general suitability. If the Chairman of the Corporate Governance Committee decides to submit the candidate to the entire Corporate Governance Committee, each member will receive the candidate's background information and will be afforded an opportunity to interview the candidate.

In considering whether to recommend to the full board any candidate for inclusion in the board's slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the extent to which candidates possess the following factors:

•	the highest personal and professional ethics, integrity and values;

•	demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company;

•	ability to evaluate strategic options and risks and form independent opinions, stated constructively to contribute to guidance and direction of the Company;

•	active, objective and constructive participation at meetings of the board and its committees, with flexibility in approaching problems;

•	open mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders;

•	stature to represent the Company before the public, stockholders and various others who affect the Company;

•	involvement only in activities and interests that do not create a conflict with the director's responsibilities to the Company and its stockholders;

•	willingness to objectively appraise management performance in the interest of the stockholders;

•	interest and availability of time to be involved with the Company and its employees over a sustained period;

•	ability to work well with others, with deep and wide perspective in dealing with people and situations, respect for the views of others;

•	a reasoned and balanced commitment to the social responsibilities of the Company;

•	contribution to the board's desired diversity and balance;

•	willingness of independent directors to limit public company board service to 4 or fewer boards (any exceptions would require Corporate Governance Committee approval);

•
willingness to tender, promptly following the annual meeting at which they are elected or re-elected as Director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) board acceptance of such resignation; and

•	willingness to provide all information, including completion of a questionnaire, required by the Company's By-laws.

The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Corporate Governance Committee seeks to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of skills, backgrounds and experience with respect to vision, strategy and leadership, business judgment and knowledge, corporate governance, accounting and finance, global markets and industry knowledge. If the Corporate Governance Committee determines that a stockholder-nominated candidate is suitable and that the candidate should be recommended to the full board, a quorum of the full board must discuss whether to include the candidate in the slate of nominees that the board recommends to stockholders for election and, if appropriate, adopt a resolution authorizing the inclusion.

You may send communications to your Board of Directors and to individual directors. Such communications should be submitted in writing addressed to your Board of Directors or to one or more named individual directors in care of BorgWarner Inc., General Counsel, 3850 Hamlin Road, Auburn Hills, Michigan 48326. Communication from stockholders will be forwarded promptly to your Board of Directors or such named individual director.

Executive Committee.  The present members of the Executive Committee are Directors Drummond, Michas and Verrier. The Executive Committee is empowered to act for the full board during intervals between board meetings when telephonic meetings cannot reasonably be arranged, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet during 2013.

Executive Sessions.  The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of the board. Non-Executive Chairman Michas is the current presiding director. Interested parties can make concerns known directly to the non-management directors on-line at compliancehotline.borgwarner.com or by toll-free call to 1-800-461-9330.

Certain Relationships and Related Transactions, and Director Independence

The Company has adopted a written policy concerning Related Party Transactions under which the CEO is responsible for review, disapproval or approval or ratification of any Related Person Transactions in which an Executive Officer or Immediate Family Member of an Executive Officer (in either case, other than the CEO) has a material interest, and the Corporate Governance Committee is responsible for review, disapproval or approval or ratification of any Related Person Transactions in which a director, nominee for director or the CEO or Immediate Family Member of any of them has a material interest.

REPORT OF THE BORGWARNER INC. AUDIT COMMITTEE

Management of your Company is responsible for the preparation, presentation and integrity of your Company's consolidated financial statements and for the effectiveness of internal control over financial reporting. Management and the Company's internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”) was the independent registered public accounting firm for the Company in 2013 and was responsible for performing independent audits of your Company's consolidated financial statements and of the design and effectiveness of internal controls over financial reporting, and expressing an opinion on (1) the conformity of the financial statements with accounting principles, generally accepted in the United States of America (“GAAP”) and (2) the effectiveness of internal control over financial reporting based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee is responsible for the selection, oversight, compensation and retention of the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC, the audited consolidated financial statements for the year ended December 31, 2013. The Audit Committee also has discussed with PwC, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 "Communications with Audit Committees". The Audit Committee received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant's communications with the Audit Committee concerning independence, and has discussed with PwC their independence. The Audit Committee has concluded that PwC's provision of audit and non-audit services to the Company is compatible with their independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC, with and without management present, to discuss the results of their audits, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Vice President of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and the Vice President of Internal Audit presented an update of internal audit activity at each Audit Committee meeting.

The members of the Audit Committee are not full-time employees of your Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP, or that the Company's independent registered public accounting firm is “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. It also recommended to the board that, subject to stockholder ratification, PwC be selected as the independent registered public accounting firm for the Company for 2014.

BORGWARNER INC. AUDIT COMMITTEE

Ernest J. Novak, Jr. Chairman

Dennis C. Cuneo John R. McKernan, Jr. Thomas T. Stallkamp

The Audit Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of its other filings under the Securities Act or the Exchange Act unless we state otherwise.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 17, 2014, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company's common stock.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	15,371,471(a)	6.7%

(a)	Pursuant to a Schedule 13G/A dated January 10, 2014 on behalf of BlackRock, Inc. indicating that it had sole voting power for 12,209,084 and dispositive power for 15,371,471 shares.

The following table sets forth, as of March 3, 2014, certain information regarding the beneficial ownership of common stock by each person who was a director of the Company at December 31, 2013, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name of Beneficial Owner(a)	Amount and Nature of Stock Ownership(b)(c)	Percent of Class
James R. Verrier	166,382	*
Ronald T. Hundzinski	105,943	*
John J. Gasparovic	139,939	*
Robin Kendrick	45,842	*
Frederic B. Lissalde	33,382	*
Timothy M. Manganello	1,395,813	*
Robin J. Adams	831,362	*
Phyllis O. Bonanno	39,938	*
David T. Brown	11,078	*
Jan Carlson	7,606	*
Dennis C. Cuneo	17,992	*
Jere A. Drummond	40,184	*
John R. McKernan, Jr.	16,272	*
Alexis P. Michas	122,212	*
Ernest J. Novak, Jr.	42,984	*
Vicki L. Sato (d)	—	*
Richard O. Schaum	40,380	*
Thomas T. Stallkamp (e)	39,592	*

All directors and executive officers of the Company (25 persons)	3,391,995	1.48%

*	Represents less than one percent.

(a)	For purposes of the above table, the address for each named person is 3850 Hamlin Road, Auburn Hills, Michigan 48326.

(b)	Includes the following number of shares issuable upon the exercise of options within the next 60 days: 28,000 for Mr. Hundzinski; and 99,280 for all executive officers of the Company.

(c)
Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(d)	Dr. Sato is a recently appointed director and is a nominee for Class III Director.

(e)	Includes 30,984 shares held by a spousal lifetime access trust, for which Mr. Stallkamp's wife is trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Such officers, directors and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

Based on information provided to the Company by each director and executive officer, the Company believes all such reports required to be filed in 2013 were timely filed.

Code of Ethics

The Company has long maintained a Code of Ethical Conduct, updated from time to time including during 2013, which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company's CEO, CFO, Treasurer and Controller. Each of these codes is posted on the Company's website at www.borgwarner.com.

Risk Oversight

Our Board of Directors regularly and continually receives information intended to apprise the board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces. Oversight of risk is an evolving process in which management assesses the degree to which risk management is integrated and continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization. The board actively encourages management to continue to drive this evolution. In 2013, the Board of Directors endorsed the Company's continued enhancement of its enterprise risk management governance infrastructure, processes, integration, communications and sustainability.

While the Board of Directors has responsibility for oversight of the Company's risk management practices, the Audit, Compensation and Corporate Governance Committees of the board contribute to the risk management oversight function. In particular, the Audit Committee focuses on financial risk, including internal controls and receives risk assessment and management reports from the Company's internal Enterprise Risk Management Committee and from the Company's internal audit function. The members of the Risk Committee (the Company's Controller, Treasurer, Vice President of Internal Audit, Director of Risk Management, Vice President and Chief Compliance Officer, Vice President and Chief Information Officer and business operations leaders) and members of the Enterprise Risk Management Committee have direct access to the Audit Committee and Board of Directors. The Audit Committee receives, reviews and discusses regular reports from them concerning risk identification and assessment, risk management policies and practices and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company's strategy and are functioning as expected. In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company's long term business strategy and objectives. The Corporate Governance Committee oversees risk management practices in its domain, including director candidate selection, governance and succession matters.

To meet its obligations under the SEC's Enhanced Disclosure Rules, the Company undertook a process, reviewed by the Compensation Committee, to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company. The Management concluded that it is not likely that the Company's compensation programs will have such an effect.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company achieved record sales and earnings in 2013. As a result of this performance, maximum results were achieved at the Corporate level for the Economic Value ("EV") measure under our Management Incentive Plan ("MIP"). Maximum results were also achieved by the Engine and Drivetrain segments.

The Company's performance has resulted in strong returns for our stockholders. The Company's three-year total stockholder return ("TSR") of 55% ranked above the 75th percentile compared to the 42% weighted average TSR of our Peer Group Companies as defined and set forth on page 33. Our Compensation Committee certified that Performance Shares were earned at 179% of the target level and awarded to participants, including the Named Executive Officers ("NEOs"), under the long-term incentive program described on pages 23 and 24.

Our Compensation Committee reviews the elements of compensation against the market each October using the Comparator Group set forth on page 25. The continued stabilization of the global economy had a positive impact on compensation both in the automotive and general industries. Survey data showed modest increases in base salaries and annual incentives with significant increases in long term incentive opportunities. The results of this review and the continued growth of the Company led to the following actions by the Compensation Committee:

•
Approval of increases to base salaries for NEOs in 2013 and a plan to increase base salaries in 2014 consistent with the market data. Certain of our NEOs who are relatively new in their roles received larger increases in base salary in 2013 and 2014 in order to recognize their performance and more closely align their salaries with the market level for their positions.

•
Approval of target bonus opportunities for our NEOs for 2013 and 2014 aligned with the 65th percentile of the market data in support of our performance-based compensation philosophy which sets performance objectives at stretch levels. The bonus opportunities of certain NEOs, who are below the market data due to being relatively new to their roles, have been increased in 2013 and 2014 to bring them closer to the 65th percentile of the market.

•
Establishment of long-term incentive grants for 2013 to maintain competitive positioning. Grant levels for 2014 were established at the 65th percentile (consistent with 65th percentile targeted performance) of the market based on the data reviewed in October 2013. The 2014 long-term incentive grants approved for certain NEOs, who are relatively new in their roles, remain below the market data but have been increased in order to bring them closer to market.

    The Company completed its planned succession among its senior leadership as the former Executive Chairman and the former Vice Chairman and Chief Administrative Officer ("CAO") retired on April 30, 2013. Previously approved retirement compensation arrangements were carried out for the Executive Chairman and the Vice Chairman and CAO, in recognition of their significant contributions to the success of the Company. Each of them received a full 2013 bonus opportunity, at a reduced value when compared to 2012, and each received a lump sum payment in November 2013 as detailed on page 26. In addition, the forfeiture provisions of any existing restricted share or performance share grants previously issued prior to April 30, 2013 under the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (the "SIP") were waived.

2013 was the third year in which stockholders provided an advisory vote regarding the Company's executive compensation practices. The Compensation Committee and Management noted that over 94% of the votes received supported those practices. The Compensation Committee believes that this affirms stockholders' support of the Company's approach to executive compensation. In light of those results, and the belief that the current compensation practices continue to support outstanding performance, the Compensation Committee did not significantly change its policies in 2013. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs. In recognition of a previous stockholder vote regarding the frequency of future advisory votes on executive compensation, such votes will continue to be held annually.

Our Compensation Committee and Management continue to believe that the Company's pay practices and performance based philosophy are appropriate and effective. The Company's incentive compensation is related to performance over one-year and three-year horizons. The Company's TSR over those time frames has typically been among the top of our Peer Group Companies and has generally outperformed the S&P 500. The overall compensation of our CEO and other NEOs has been reflective of that performance. Year over year changes in the total compensation of our NEOs has been aligned with the Company's three-year TSR results.

Highlights of the Compensation Programs

Compensation Philosophy - The Company's executive compensation program is predominantly performance based, with approximately 75% of total compensation tied to short and long-term incentives; mainly driven by the creation of economic value and total stockholder return. While base compensation is targeted at the median of comparator companies, performance based compensation is targeted at the 65th percentile, with performance goals also set to the 65th percentile level. We believe that this philosophy has allowed us to attract and retain top talent and to motivate exceptional performance, which has consistently placed us in the top quartile of automotive suppliers in TSR.

Base Salary - Base salary levels are targeted at the median of a comparator group of companies with whom we compete for talent. We believe that targeting the median in setting base salary allows us to remain competitive for talent, while targeting slightly above median on performance based components of pay allows us to attract and retain top talent.

Short-Term Incentives (MIP) - Creating economic value for our stockholders is the foundation upon which we operate and is the focus of our annual incentive program.

Long-Term Incentives ("LTI") - The primary (two-thirds of the total value) compensation vehicle utilized under our LTI plan is performance shares. The performance measure utilized - TSR versus our industry peer group - provides an incentive for our executives to outperform our peers and drive maximum return to our stockholders. Under this design, target compensation is paid when 65th percentile performance is achieved over a three-year period as compared to our peers. The remaining one-third of our annual grants is comprised of restricted stock, which also incents and rewards executives to improve the long term stock value to stockholders. Both vehicles serve as retention tools as they fully vest after three years.

Stock Ownership - In further alignment with stockholders' interests, our executives are expected to hold a significant and sustained long-term personal equity interest in the Company. The CEO ownership guideline of three times average salary plus bonus for the prior three years equates to more than six times annual base salary.

Compensation Philosophy

In 2013, our Compensation Committee maintained our underlying executive compensation objectives, which are to:

•	attract and retain the best possible global executive talent,

•	motivate our executives to achieve goals that support the Company's business strategy and goals (including growth and the creation of long term value) while not encouraging excessive risk taking,

•	link executives' and stockholders' interests through equity-based incentive plans, and

•	provide a compensation package that reflects individual performance as well as overall business results.

Our Compensation Committee performs a strategic review of our executive officers' compensation at least annually. During this review, our Compensation Committee evaluates our compensation philosophy and objectives to ensure that they continue to reflect our intention to pay for performance, our business strategies, competitive realities and our board's determination of what is in the best interests of stockholders. Our Compensation Committee then determines whether our compensation programs meet these objectives, provide adequate incentives and motivation to our executive officers and adequately compensate our executive officers relative to comparable officers at other companies with whom we compete for executives. As part of this strategic review for 2013, our Compensation Committee determined the compensation of our 12 corporate officers including our CEO, CFO and the three other officers whose compensation is detailed in the Summary Compensation Table on page 29. For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than our CEO, our Compensation Committee considers recommendations from our CEO. At the request of the Compensation Committee, materials for Compensation Committee meetings are prepared by our Vice President, Human Resources, with assistance from the independent compensation consultant engaged by the Committee, Pearl Meyer & Partners, LLC (the “Compensation Consultant”) in 2013. Our Compensation Committee's strategic review for the upcoming plan year occurs annually in October during an extended meeting session. The Committee consults with our CEO during these sessions regarding the compensation of our non-CEO officers.

Components of Compensation

The key elements of our executive compensation program are base salary, short-term (annual) incentives and long-term incentives (three years). We strive to have each compensation element complement the others and reward the achievement of short-term and long-term business objectives. In 2013, the primary short-term incentive vehicle used was the MIP, and the primary long-term incentive vehicles were performance shares and restricted stock. In order to keep our compensation programs in alignment with our compensation objectives and our strategic business goals, and to meet changing economic conditions and competitive challenges and pressures, we maintain flexibility in the use of these plans and vehicles. Additionally, a limited number of executive benefits and perquisites are provided as identified on page 26.

Base Salary

Base salaries for our executives are established based on the scope of the executive's responsibilities, time in position and potential, the competitive market and internal equity.  When considering market competitive base salaries we target the median level among our comparator companies. Base salaries are reviewed annually, and adjusted as appropriate to realign salaries with market levels after taking into account changes in individual responsibilities, individual and business performance, and experience.

Short-Term Incentives

The MIP is our cash-based, annual incentive plan for executives.  The primary purposes of the MIP are to: (i) focus key managers on creating EV (defined below) for the Company; (ii) reinforce teamwork and collaboration among key managers of the Company by measuring the management team at each business by the results they achieve together; (iii) deliver competitive awards for key managers; and (iv) attract and retain key managers by enabling participants in the MIP to share in the success of the Company.  Consequently, we use EV as our standard performance measure because we consider EV to be the foundation on which we operate and a very dynamic measure of how well we turn investments into profits. It is based on our belief that a business can be financially strong in the long run only if it consistently earns enough to cover its operating cost and, at the same time, produces enough additional earnings to cover its cost of capital. We consider any amount that exceeds these requirements to be additional EV.

Although the MIP is an annual plan, due to the carryover feature described below, targets are established for three years at a time. The 2013 plan year was the first year under EV targets the Committee established at the end of 2012 for the 2013 - 2015 cycle.

Methodology. The formula used in the MIP is: EV = After Tax Operating Income minus (Average Operating Investment x Cost of Capital). We define “After Tax Operating Income” as income prior to interest and finance charges net of income taxes calculated at a fixed composite statutory rate. We define “Average Operating Investment” for each business as the sum of the assets employed in the business less operating liabilities such as accounts payable accruals and long-term liabilities other than debt. We define “Average Operating Investment” for the Company to be the sum of debt, noncontrolling interest, and stockholders equity less cash and cash equivalents and 1987 leveraged buy-out (“LBO”) related goodwill. We define “Cost of Capital” as the rate of return on capital invested required to fairly compensate debt and equity investors.

Actual performance under our MIP is measured annually from January 1 to December 31. Our Compensation Committee approves any earned MIP bonuses for any given fiscal year after review of the actual performance in relation to pre-established targets for that fiscal year. Bonuses are typically paid in a single installment in the first quarter following the completion of a given fiscal year.  Although annual bonuses currently depend primarily on the achievement of EV objectives, our Compensation Committee may adjust bonus measures and awards based on other financial or non-financial measures that it believes will benefit long-term stockholder value.

We require each of our businesses to increase its economic value annually in order to receive above threshold levels of payout. Accordingly, a range of performance expectations (Threshold, Target and Maximum) is recommended by management and reviewed and approved by our Compensation Committee, three years at a time, for our Company and each of our businesses. At the time the performance expectations are established, there is substantial uncertainty as to whether they will be met.  Generally, the Threshold for each of the three years is established at a level that is equal to the EV achieved in the last year of the preceding three year period.  In each of the second and third years of the three-year cycle, the Threshold value remains constant and the Target and Maximum values are adjusted upward each year by a percentage of the operating investment (“OI”) at the beginning of the three year cycle.

Our Compensation Committee determined that for the 2013-2015 cycle the following EV-based performance objectives represented realistic stretch goals that were calibrated to motivate continued excellent performance and delivery of stockholder value.  This plan also addresses overall competitiveness of compensation, which is critical to attraction and retention of talent.

2013 - 2015 Cycle EV Levels

	2013	2014	2015
Threshold	Base EV	Base EV	Base EV
Target	Base + 0.5% of OI	Base + 1% of OI	Base + 1.5% of OI
Maximum	Base + 1% of OI	Base + 2% of OI	Base + 3% of OI

Because the performance objectives under our MIP are determined three years at a time, our MIP challenges our executives and compels our key managers to find ways to generate and sustain economic growth over an extended period.  Outstanding financial performance over the last eight years has resulted in MIP awards above Target just over half of the time, reflecting the challenging nature of the targets.

In order to encourage longer-term perspective in decision-making while continuing to reward participants for the achievement of annual goals, our MIP includes a “Carryover Bonus” feature that allows participants to earn, over the following two-year period, any MIP bonus opportunity (up to specified maximum limits) that was not attained during the current plan year. Thus, if the Maximum bonus opportunity is not earned in a given year, then the amount of the shortfall can be earned over the next two years (50% each year) by achieving results each year that are higher than the prior year.  No Carryover Bonus from a prior year is earned if the Threshold level of performance for the current year is not achieved. For example, if an individual was part of a business that achieved results at Threshold in year one, that individual would carry over the lost dollar opportunity between Threshold and Maximum into years two and three (50% each year).  If in year two that individual's business achieved Maximum results, he would be paid 50% of that lost opportunity from year one.  If in the subsequent year three, his business performance was below Threshold, he would lose the other 50% of the original carryover from year one.  Because the carryover opportunity is available in addition to the basic bonus opportunity for the next two years, in a given year, the Carryover Bonus from prior years may increase the annual bonus opportunity of the executive officers above the regular target levels.

Bonus Opportunity. Based on our compensation philosophy, in November 2012, for the 2013 plan year, our Compensation Committee approved Target bonus opportunities ranging from 75% to 135% of base salary for our NEOs.  (See Grants of Plan-Based Awards table on pages 32 and 33). Our NEOs receive 50% of the Target opportunity for achieving Threshold performance and 200% of the Target opportunity for achieving Maximum performance or above.  Results in between these levels are interpolated.  In November 2013, our Compensation Committee approved the Target bonus opportunities for our executive officers for 2014.  These Target bonus opportunities range from 75% to 130% of base salary for our NEOs. In order to place greater importance on financial performance-based compensation, the Target bonus opportunities generally reflect the approximated 65th percentile of annual bonus levels for similar positions in the Comparator Group. The final bonus amounts paid, if any, are determined by our Compensation Committee based on achievement of the performance measures.

The bonus opportunity for each NEO is further defined by business, segment and Corporate results as applicable.  The Compensation Committee's objective for the Presidents is to assign the largest percentage of the bonus opportunity to the individual segment or business for which the executive has responsibility, while also promoting collaboration within and between segments.

For our NEOs, the 2013 bonus opportunities were weighted as follows:

	BorgWarner Inc.	Segment	Business
J. Verrier, President & CEO	100%
R. Hundzinski, VP & CFO	100%
F. Lissalde, President & GM, Turbo Systems	20%	20%	60%
J. Gasparovic, VP & General Counsel	100%
R. Kendrick, President & GM, Transmission Systems	20%	20%	60%
T. Manganello, former Executive Chairman	100%
R. Adams, former Vice Chairman, EVP and CAO	100%

Long-Term Incentives

We believe that long-term performance is driven through an ownership culture that rewards our executives for the maximization of long-term stockholder value. Our long-term incentive plans have been established and operated to provide certain of our employees, including our NEOs, with appropriate incentives to align their interests with the interests of our stockholders. In order to strengthen this alignment and provide our executives the opportunity for above market compensation when our stockholders are similarly rewarded, long-term incentive compensation levels are targeted at the 65th percentile of the market level. Furthermore, our stock compensation plans provide a method for our NEOs to acquire equity interests in our Company and comply with our stock ownership guidelines.

Stock Incentive Plan. All long-term incentive grants awarded in 2013 (two-thirds performance shares and one-third restricted stock) were awarded under the SIP. Although the SIP provides for the use of a variety of equity-related vehicles, our Compensation Committee determined in 2013 to rely primarily on grants of restricted stock and performance shares in order to motivate and reward executives for growth in total stockholder return as compared to our industry (in the case of performance shares) and officer retention and growth in the Company's stock price (in the case of restricted stock and performance shares).

As discussed above, the target awards (in dollars) for our executives are typically based on the 65th percentile market value that reflects the responsibility of each NEO, with grant sizes (in shares) based on a valuation methodology calculated by the Compensation Consultant.  This methodology is the same one used by the Compensation Consultant in its market study to value equity compensation consistently between companies.

In 2013, two-thirds of total value of the target long-term incentive opportunity was delivered through performance shares and one-third of total value was delivered through restricted stock for our continuing NEOs. Due to the significant challenges in the automotive industry, our Compensation Committee determined to place the greater emphasis on performance shares. This long-term incentive vehicle provides a more direct comparison of our longer term performance to the longer term performance of our peers within our industry, while firmly aligning our executives' interests with the interests of our stockholders (see further discussion of the performance shares below).

Performance Shares.  Annual grants of performance shares are designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against a peer group of companies in terms of TSR. A listing of the Peer Group Companies can be found on page 33.  Our Compensation Committee reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance. When granted, each performance share represents one share of common stock.  In order for participants to earn a target award, the performance of our common stock must be at the 65th percentile of the TSR performance of the Peer Group Companies over a three-year period. The value of the payout at the end of the three-year performance period is based on both the TSR performance and the stock price at the end of the period. This provides an additional link to stockholder value.

A new performance period begins each January 1 and ends three years later on December 31. As a result, in any given year up to three performance periods overlap.

The target award is determined at the beginning of the performance period. The award is expressed in terms of performance shares.  Our Compensation Committee established a methodology for determining the stock price to be used for converting the target dollar amount to a specific number of shares.  This was established in order to provide consistency in the method of determining the stock price to be used from year to year.  The methodology uses the average closing price of the Company's common stock for the last five trading days of the year preceding the date of grant, which coincides with the end of the prior performance period. The actual shares awarded for 2013 are detailed on pages 32 and 33 in the Grants of Plan-Based Awards table. The final value of each performance share will be determined only after the close of the performance period. There is no annual vesting of the target awards under this plan.

For grants made in 2013, the actual number of performance shares earned at the time of payout ranges from 0% to a maximum of 200% of target, depending on our TSR performance at the end of the three-year period. For grants made in 2013, the Company's TSR will be compared to the weighted average TSR of the Peer Group Companies. This approach takes into account the relative market capitalization of the Peer Group Companies. The actual number of performance shares paid at the end of the three-year period will be determined based on the following scale.

Performance Share TSR Performance/Payout Table

Relative Increase in BorgWarner TSR vs. Peer Group	BorgWarner's Relative Increase Percentile Rank	Percent of Target Number of Performance Shares Earned
<81.3%	Below 25th percentile	0.000%
81.3%	25th percentile	25.000%
87.5%	35th percentile	43.750%
100.0%	50th percentile	71.875%
112.5%	65th percentile	100.000%
118.8%	75th percentile	140.000%
141.1%	90th percentile and above	200.000%

For example, if the Company's TSR increases at the same rate as the Peer Group Companies, the relative increase would be 100%. This represents a 50th percentile rank and would result in 71.875% of the target number of shares awarded to be paid. Interpolation is used to determine the percent of performance shares when our percentile rank does not fall directly on one of the ranks listed above.

Payment of earned performance shares is made in stock in order to facilitate ownership of our common stock by our executives. The shares of stock are typically delivered shortly after our Compensation Committee certifies the results, which has traditionally occurred during the first quarter after the three-year cycle has ended.

Restricted Stock and Stock Units. The granting of restricted stock and stock units in the overall executive compensation package serves multiple purposes. They incent and reward executives for improving the long term stock value to stockholders and are retention tools. In 2013, restricted stock was granted in February to our continuing executives based in the U.S., as has been our traditional practice. Restrictions on one-half of the shares granted will lapse on the second anniversary of the grant and the restrictions on the remainder of the shares granted will lapse on the third anniversary of the grant provided that the recipient is still employed by the Company. Our executives based outside the U.S. received stock units instead of restricted stock grants in February 2013. Stock units are utilized outside the U.S. in order to provide similar tax treatment to the recipients as restricted stock provides for U.S. executives. One-half of the stock units granted will vest on the second anniversary of the grant and the remaining one-half will vest on the third anniversary of the grant, provided that the recipient is still employed with the Company. Prior to vesting, the recipient has no rights as a stockholder associated with the stock units. As shown on pages 32 and 33, in February 2013 in recognition of the Company's outstanding performance under their leadership, the Company's retiring Executive Chairman and Vice Chairman and CAO received grants of restricted stock units with one-half of the stock units granted vesting on the first anniversary of the grant and the remaining one-half vesting on the second anniversary of the grant.

Compensation Benchmarking

Our Compensation Committee believes that benchmarking is a useful tool because it is a reflection of the market in which we compete for talent and provides credibility for our compensation programs with our employees and stockholders. However, benchmarking is not the only criterion used in compensation decisions.  Other factors such as internal equity, individual and business performance, retention, and the degree of alignment between job duties of the incumbent with the benchmark job description are also considered.  For example, in instances where an executive officer is uniquely key to our success, our Compensation Committee may provide compensation in excess of these benchmarks.

Our Compensation Committee annually engages an independent executive compensation consultant. For 2013, Pearl Meyer & Partners ("PM&P") was selected, replacing Meridian Compensation Partners, LLC. The Committee has the sole authority to approve PM&P's fees and terms of the engagement. The Compensation Committee annually reviews its relationship with PM&P to ensure executive compensation consulting independence. The process includes consideration of the factors impacting independence that New York Stock Exchange rules require. The consultant performs no other services for the Company or management.

The Compensation Consultant compares the total compensation levels (including base salary, annual bonus, and long-term incentives) for our executive officers to the compensation practices of a comparator group (“Comparator Group”) with whom we compete for talent. Our Compensation Committee has established that the Comparator Group used for benchmarking executive officer compensation should, generally, include companies with revenues between $2 billion and $20 billion in the automotive, transportation and general industrial sectors. One of the companies, Johnson Controls Inc., has revenues in excess of $20 billion but is included because it is an industry comparator and is included in the Peer Group Companies used for TSR purposes. There were no changes to the Comparator Group for 2013. The group used for establishing 2013 compensation levels consisted of the following companies:

American Axle & Manufacturing Holdings, Inc.	ITT Corporation
AMSTED Industries, Inc.	Johnson Controls, Inc.
BAE Systems, Inc.	Kennametal Inc.
Ball Corporation	Meritor, Inc.
Brunswick Corporation	Navistar International Corp.
Cooper-Standard Holdings Inc.	PACCAR Inc.
Cummins Inc.	Parker Hannifin Corporation
Daimler Trucks North America LLC	Polaris Industries Inc.
Dana Holding Corporation	Praxair, Inc.
Denso International America, Inc.	Robert Bosch Corporation
Donaldson Company, Inc.	The Sherwin-Williams Company
Dover Corporation	Tenneco Inc.
Eastman Chemical Co.	The Timken Company
Eaton Corporation	TRW Automotive Holdings Corp.
Federal-Mogul Corporation	Valmont Industries, Inc.
Harley-Davidson, Inc.	Worthington Industries, Inc.
Illinois Tool Works Inc.

Due to differences in size among the comparator companies, regression analysis was used to normalize the survey results to better reflect the size of our Company relative to that of the comparator companies.

Use of Tally Sheets

Tally sheets prepared by management set forth the amount of all components of each executive's current compensation including base salary, annual incentive compensation, long-term equity incentive compensation and retirement, and a historical review of prior long-term incentive grants. In October 2013, the Compensation Committee reviewed compensation tally sheets for each executive officer, including the continuing NEOs. The tally sheets also provide a summary of the potential payouts and benefits upon various termination events. The elements and calculations reviewed are substantially similar to the information provided for each NEO in Potential Payments Upon Termination or Change of Control on pages 40 and 41. This analysis did not support the need for any material changes to our executive compensation program or its administration and it did not prompt the Committee to make substantive changes to compensation elements for any of the NEOs. The Committee reviews updated tally sheets on an annual basis.

Executive Benefits and Perquisites

General. Our NEOs are eligible to participate in all of our employee benefit plans (such as medical, dental and vision care plans; flexible spending accounts for health care; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a defined contribution retirement plan including a 401(k) feature; and paid vacation), on the same basis as our other employees. The retirement plans described on pages 37-39 are provided to all employees and executives in order to permit them to accumulate funds for retirement and to provide a competitive retirement package as compared to other companies. Our benefit plans outside the U.S. are generally consistent with local practices.

An executive benefit available to our U.S.-based NEOs in 2013 was the BorgWarner Inc. Retirement Savings Excess Benefit Plan (“Excess Plan”). This is the same plan generally available to U.S.-based employees who exceed the limits under the qualified BorgWarner Inc. Retirement Savings Plan ("RSP") within the year.  All of our U.S.-based NEOs received Company contributions under the Excess Plan in 2013.  See further descriptions of this plan on pages 38 and 39 under the Non-Qualified Deferred Compensation section.

The benefits and perquisites we provide our executives are currently at or below median competitive levels for comparable companies. Executive perquisites for the U.S.-based NEOs are limited to a taxable annual perquisite allowance in lieu of awarding individual perquisites such as a company vehicle and financial planning service. No tax gross-ups are provided on benefits or perquisites. A lower perquisite allowance is paid to the President & GM Turbo Systems who is based in Germany and is provided a Company leased vehicle consistent with market practice in Germany.

Pension Benefits.  Except as described in the Pension Benefits table below on page 37, none of our NEOs participate in or have account balances in any of the qualified or non-qualified defined benefit pension plans sponsored by us.

Potential Payments Upon Termination or Change of Control

Change of Control Employment Agreements.  We have entered into Change of Control Employment Agreements (the “Change of Control Agreements”) with each of our Named Executive Officers and 15 other executives. In establishing the Change of Control ("COC") Agreements, our Board of Directors determined that it is in the best interests of the Company and its stockholders (i) to assure that we maintain the continued dedication of our NEOs in the event of the possibility or occurrence of a COC, and (ii) to diminish the inevitable distraction of our NEOs by virtue of the personal uncertainties and risks created by a pending or threatened COC by agreeing to provide two to three years of compensation (depending on position) if the executive's employment is terminated as a result of a COC. See pages 41 and 42 for further details of the COC Agreements for our NEOs. In order to reflect evolving trends in executive compensation and governance, following consideration of the recommendation of management, our Board of Directors approved changes to the standard COC Agreement. These changes, which apply to all COC Agreements issued beginning in 2009, (i) eliminate the excise tax gross-up provisions, (ii) condition the receipt of certain benefits in the event of a COC on the execution of a non-compete agreement with the executive and (iii) incorporate a clause that allows an executive to forego a portion of benefits in the event that the excise tax would otherwise be triggered. All but one of our continuing NEOs are covered by the revised Change of Control Agreement.

Severance Benefits. Each of our U.S.-based NEOs is eligible for severance benefits under the BorgWarner Inc. Transitional Income Plan (“TIP”). The TIP was established to provide some financial protection to all U.S. salaried employees in the event that their employment is terminated for reasons beyond their control. The TIP benefit includes a lump sum payment that is based on salary level and length of service (with a maximum benefit of 26 weeks of base salary, adjusted for unemployment benefits) and medical coverage. In no event would a U.S.-based NEO receive a payment under both the COC Agreement and the TIP.

One-Time Retirement Arrangements. In recognition of their significant contributions to the long-term success of the Company, the Compensation Committee authorized one-time lump sum payments following the retirement of our former Executive Chairman and former Vice Chairman and CAO in April 2013. In November 2013 they received cash payments of $700,000 and $370,000, respectively.

Stock Ownership Guidelines

In order to promote equity ownership and align the interests of management and our stockholders, we have established stock ownership guidelines that outline our expectations for our executives to hold a significant and sustained long-term personal financial interest in the Company. Our stock ownership guidelines, which apply to all of our officers including our NEOs, are as follows:

Position	Stock Ownership Guideline
CEO	Three times average salary plus target bonus for prior three years
CFO and Presidents	Two times average salary plus target bonus for prior three years
VP & General Counsel	One times average salary plus target bonus for prior three years

The CEO ownership guideline equates to more than six times the annual base salary.

Each of our NEOs is expected to fulfill this goal within five years after his or her appointment as an officer. Moreover, enough stock must be secured during each of the first five years to demonstrate progress toward fulfilling the goal by year five. Our Compensation Committee reviews the ownership level for our CEO and all other persons covered under this guideline each year. Our Board of Directors reserves the right to determine what action will be taken if a covered individual does not meet the expected ownership guidelines. All of our NEOs met the expected stock ownership guidelines in 2013.

Our Insider Trading and Confidentiality Policy prohibits our directors and employees from engaging in any transaction involving a put, call or other option on BorgWarner securities and from selling any BorgWarner securities he or she does not own (i.e., “selling short”).

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code (“IRC”) generally limits to $1 million the U.S. federal deductibility of compensation paid in one year to certain “covered employees” of a publicly held corporation (generally, our CEO and our next three most highly compensated executive officers, other than the CFO, in the year that the compensation is paid). However, performance-based compensation generally is not subject to the limits on deductibility so long as it meets certain requirements. Our compensation plans are generally designed so that our incentive compensation qualifies as performance-based compensation within the meaning of Section 162(m).

Our Compensation Committee, which is comprised solely of “outside directors” for purposes of Section 162(m), strives to provide our NEOs with compensation programs that preserve the tax deductibility of compensation paid by the Company, consistent with our strategic business goals and other compensation objectives. Our Compensation Committee believes that stockholder interests are best served by compensation programs that attract, retain and reward the executive talent necessary for our success. Accordingly, the Committee has discretion and flexibility in structuring our compensation programs, and, in any year, may authorize compensation that is not fully deductible under Section 162(m) if it believes such compensation will enable us to better achieve our strategic business goals, promote the interests of our stockholders and meet compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Jere A. Drummond, Chairman
Phyllis O. Bonanno
David T. Brown
Jan Carlson

The Compensation Committee Report does not constitute soliciting material.  It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the voting members of our Compensation Committee were Jere A. Drummond, Chairman, Phyllis O. Bonanno, David T. Brown and Jan Carlson. None of these persons was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries. None of these persons has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee or the Company's Board of Directors. No executive officer of the Company served as a director of another entity, or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of such other entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan (2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. Verrier (3)	2013	870,000	—	4,849,270	—	2,088,000	18,918	320,368	8,146,556
President and Chief	2012	520,159	—	1,534,080	—	929,300	25,314	186,927	3,195,780
Executive Officer	2011	337,188	—	547,772	—	571,094	—	158,671	1,614,725

Ronald T. Hundzinski (4)	2013	500,000	—	1,310,501	—	900,000	—	157,553	2,868,054
Vice President and Chief	2012	397,154	—	1,237,700	—	595,800	—	117,741	2,348,395
Financial Officer

Frederic B. Lissalde (5), (6)	2013	594,840	—	865,000	—	900,357	—	304,891	2,665,088
President and General
Manager, Turbo Systems

John J. Gasparovic (7)	2013	426,250	—	865,000	—	645,000	—	140,008	2,076,258
Vice President, General
Counsel & Secretary	2011	392,500	—	669,436	—	736,875	—	183,322	1,982,133

Robin Kendrick (5)	2013	391,250	—	786,606	—	592,500	—	143,132	1,913,488
President and General
Manager, Transmission Systems

Timothy M. Manganello (8)	2013	333,333	—	3,696,084	—	2,700,000	—	1,257,999	7,987,416
Former Executive Chairman	2012	1,226,250	—	6,380,383	—	3,375,000	—	774,464	11,756,097
	2011	1,141,250	—	4,869,636	—	3,718,000	—	940,922	10,669,808

Robin J. Adams (9)	2013	216,667	—	1,826,765	—	1,240,000	—	614,680	3,898,112
Former Vice Chairman,	2012	635,812	—	3,057,009	—	1,430,000	—	353,895	5,476,716
Executive Vice President	2011	586,188	—	1,825,638	—	1,601,775	—	417,403	4,431,004
and Chief Administrative
Officer

(1) The aggregate values in columns (e) and (f) reported for 2013, 2012, and 2011 represent the grant date fair market value ("FMV") of the awards noted in the Grants of Plan-Based Awards Table. Assuming maximum performance levels are achieved for the 2013-2015 Performance Share Plan, the maximum value of all stock awards granted would be $8,227,638 for Mr. Verrier, $2,222,962 for Mr. Hundzinski, $1,468,280 for Mr. Lissalde, $1,468,280 for Mr. Gasparovic, $1,337,099 for Mr. Kendrick, $3,696,084 for Mr. Manganello and $1,826,765 for Mr. Adams, based on FMV at the time of grant.
(2) The values in column (g) reflect payments made under the MIP, including Carryover Bonus payments. The 2013 plan year payout, paid in February 2014, does not include any Carryover Bonus payment as there is no Carryover to be earned from prior plan years. The 2012 plan year payout, paid in February 2013, does not included any Carryover Bonus payment as there is no Carryover to be earned from prior plan years. The 2011 plan year payout, paid in February 2012, includes a Carryover Bonus payment of $59,219 for Mr. Verrier, $715,000 for Mr. Manganello, and $296,625 for Mr. Adams.
(3) Mr. Verrier became President and Chief Executive Officer effective January 1, 2013. He was President and General Manager, Morse TEC from January 1, 2010 through March 27, 2012 and Chief Operating Officer from March 28, 2012 through December 31, 2012.
(4) Mr. Hundzinski first became a NEO in 2012, therefore no data is reflected for the prior years.
(5) Mr. Lissalde and Mr. Kendrick first became NEOs in 2013, therefore no data is reflected for the prior years.
(6) Compensation reported for Mr. Lissalde is converted to US Dollars using an exchange rate of 1 Euro= 1.328 USD, which is a periodic average rate for 2013.
(7) Mr. Gasparovic was not a NEO in 2012, therefore no data is reflected for that year.
(8) Mr. Manganello transitioned from Chairman and Chief Executive Officer to Executive Chairman of the Company effective January 1, 2013 and retired from the Company on April 30, 2013.
(9) Mr. Adams retired from the Company on April 30, 2013.

All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our NEOs. All of our NEOs exceeded the aggregate threshold of $10,000 for perquisites and personal benefits. The chart below indicates the amount in each category for each of our NEOs:

Name	Perquisite Allowance ($)	Personal Use of Leased Vehicle ($)	Personal Use of Company Aircraft ($)	Tax Reimbursement ($)	Registrant Contributions to Defined Contribution Plans (1) ($)	Value of Dividends on Unvested Shares of Stock ($)	French Benefit Allowance ($)	Relocation Cost ($)	Retirement Lump Sum Payments ($)	Total of All Other Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
James R, Verrier	50,000	—	2,478	—	254,645	13,245	—	—	—	320,368

Ronald T. Hundzinski	35,000	—	1,178	—	115,990	5,385	—	—	—	157,553

Frederic B. Lissalde (2)(3)(4)	16,908	53,216	—	—	—	3,757	191,232	39,778	—	304,891

John J. Gasparovic	25,000	—	—	—	110,814	4,194	—	—	—	140,008

Robin Kendrick (5)	30,000	—	—	8,800	101,190	3,142	—	—	—	143,132

Timothy M. Manganello (6)	16,667	—	6,788	—	531,955	—	—	—	702,589	1,257,999

Robin J. Adams (6)	11,667	—	—	—	233,013	—	—	—	370,000	614,680

(1) Amounts credited by the Company on behalf of its Named Executive officers during 2013 pursuant to the provisions of the RSP and the Excess Plan.
(2) Mr. Lissalde is a French national working in Germany and receives a Benefit Allowance to enable him to maintain coverage in the French Social Benefit System.
(3) The Relocation Cost amount relates to tax preparation support and language lessons.
(4) Compensation reported for Mr. Lissalde is converted to US Dollar using an exchange rate of 1 Euro= 1.328 USD, which is a periodic average rate for 2013.
(5) The Tax Reimbursement relates to income that was taxed in both the U.S. and Germany as a result of unplanned work in Germany when Mr. Kendrick joined the Company.
(6) The Retirement Lump Sum Payments were made in connection with the retirements of Mr. Manganello and Mr. Adams as disclosed on page 26 and included a reimbursement of certain benefit costs for Mr. Manganello.

Grants of Plan-Based Awards

The following table summarizes the grants of equity and non-equity plan awards to our NEOs in 2013:

		Estimated Possible Payout Under			Estimated Future Payout Under			All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James R. Verrier		522,000	1,044,000	2,088,000
	2/12/2013 (2)				22,400	89,600	179,200				3,378,368
	2/12/2013 (3)							39,060	—	—	1,470,902

Ronald T. Hundzinski		225,000	450,000	900,000
	2/12/2013 (2)				6,050	24,200	48,400				912,461
	2/12/2013 (3)							10,570	—	—	398,040

Frederic B. Lissalde (4)		225,077	450,157	900,357
	2/12/2013 (2)				4,000	16,000	32,000				603,280
	2/12/2013 (3)							6,950	—	—	261,720

John J. Gasparovic		161,250	322,500	645,000
	2/12/2013 (2)				4,000	16,000	32,000				603,280
	2/12/2013 (3)							6,950	—	—	261,720

Robin Kendrick		148,125	296,250	592,500
	2/12/2013 (2)				3,650	14,600	29,200				550,493
	2/12/2013 (3)							6,270	—	—	236,113

Timothy M. Manganello		675,000	1,350,000	2,700,000
	2/12/2013 (2)				—	—	—				0
	2/12/2013 (3)							98,150	—	—	3,696,084

Robin J. Adams		310,000	620,000	1,240,000
	2/12/2013 (2)				—	—	—				0
	2/12/2013 (3)							48,510			1,826,765

(1) 2013 bonus opportunity under the MIP. Estimated possible payout levels do not reflect carryover opportunities for the prior years.
(2) 2013 Performance Share Grant: Value of grant = number of target shares times the closing stock price on grant date of $37.705. All share and per share amounts are adjusted for the December 16, 2013 stock split.

(3) 2013 Restricted Stock Grant: Granted same day as approved by the Compensation Committee of the Board of Directors. FMV at grant date = number of restricted shares times the average of the high and low stock price on February 12, 2013 of $37.6575 in accordance with ASC Topic 718. All share and per share amounts are adjusted for the December 16, 2013 stock split.
(4) Mr. Lissalde's Non- Equity Incentive Plan threshold, target and maximum payout values are converted to US Dollars using an exchange rate of 1 Euro = 1.328 USD, which is a periodic average rate for 2013.

The equity awards reflected in the Grants of Plan-Based Awards table are granted under the SIP. Further details regarding our incentive plans can be found in our Compensation Discussion and Analysis on pages 21-24.

The peer group for the performance share grants includes publicly traded companies in the automotive supplier industry with at least $1 billion in sales. This group was selected because we compete with these companies for stockholder investment dollars. For the performance periods from January 1, 2011 to December 31, 2013, and January 1, 2012 to December 31, 2014, the peer group includes the following companies (the “Peer Group Companies”):

American Axle & Manufacturing Holdings, Inc.	Lear Corporation	Tenneco Inc.
Autoliv, Inc.	Magna International Inc.	TRW Automotive Holdings Corp.
Gentex Corporation	Meritor, Inc.	Visteon Corporation
Johnson Controls, Inc.	Modine Manufacturing Company

At its February 2013 meeting, our Compensation Committee approved a change in the peer group for the January 1, 2013 to December 31, 2015 performance period. As a result of low market capitalization Meritor, Inc. and Modine Manufacturing Company were removed and were replaced by Dana Holding Corporation and Delphi Automotive PLC.

Our Board of Directors reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance in the automotive supply industry.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes all equity awards to our NEOs that remain either unexercised and/or unvested as of December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. Verrier						53,175	2,973,014
	—	—	—	—	—			232,000	12,971,120

Ronald T. Hundzinski	28,000	—	—	17.473	02/06/2017
						21,620	1,208,774
								90,800	5,076,628

Frederic B. Lissalde (4)						15,085	843,402
	—	—	—	—	—			101,200	5,658,092

John J. Gasparovic						16,840	941,524
	—	—	—	—	—			63,600	3,555,876

Robin Kendrick						12,613	705,193
	—	—	—	—	—			58,400	3,265,144

Timothy M. Manganello	229,680	—	—	17.473	02/06/2017
	200,000			14.545	07/26/2016
								227,200	12,702,752

Robin J. Adams	86,920	—	—	17.473	02/06/2017
	80,000			14.545	07/26/2016
								118,800	6,642,108

(1) The stock options noted with expiration dates of 2016 and 2017 are fully vested.
(2) The values in column (g) represent the number of restricted shares of stock and/or stock units granted in 2011, 2012, and 2013 plus reinvested dividends and/or dividend equivalents. The dollar value in column (h) is calculated using the closing stock price on December 31, 2013 of $55.91 per share. All share and per share amounts are adjusted for the December 16, 2013 stock split.
(3) The values of columns (i) and (j) are comprised of performance share grants made under the SIP, issued for the performance periods of 2012- 2014 and 2013-2015. Column (i) represents the maximum number of all outstanding unearned performance shares that would be paid out at the end of each performance period based on actual performance over the most recent period, which was 179.01% of target level. Column (j) represents the maximum number of performance shares in column (i) times the closing stock price of $55.91 on December 31, 2013. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on page 23 and 24; and (ii) the FMV of stock, as defined in the SIP. All share amounts are adjusted for the December 16, 2013 stock split.
(4) The value in column (j) for Mr. Lissalde includes a special retention performance share grant for the performance period April 1, 2012 through March 31, 2014.

All outstanding stock option grants to officers and employees since 2000 had exercise periods of one year in the case of involuntary separations (without cause) and death, and three years in the case of retirement and disability. In July 2009, management recommended and our Compensation Committee approved the extension of these exercise periods as a tool to encourage retirement for some individuals and to ease the transition of employees who were subject to involuntary reductions. Therefore, the exercise period for all vested and unexercised 2001 - 2007 stock options granted to directors, officers and employees who leave the Company due to involuntary termination (without cause) or death between January 1, 2009 and December 31, 2010 or due to retirement or disability on or after January 1, 2009 has been extended to three years (or the end of the ten-year term of option, whichever is shorter) for involuntary terminations (without cause) and death and the full remaining term of the option in the case of retirement and disability. The original strike price of the grants and the original term of the options (10 years) did not change. The amended provisions of the SIP allow our Compensation Committee the flexibility to establish the exercise period applicable to any future stock option grants.

If an option-holder incurs a termination of employment due to cause, any stock options held by the option-holder will terminate. If termination of employment is voluntary and without cause, any vested and unexercised stock options may be exercised for a period of five business days from the date of termination or until expiration of the stock option, whichever period is shorter.

In the event of a COC, during the 60-day period from and after a COC, our Compensation Committee may allow the option-holder to surrender all or part of his or her options to the Company and receive a cash payment equal to the difference between the COC price and the exercise price of the option, less appropriate tax withholdings. However, if the COC is within six months of the date of grant to an officer or director subject to Section 16(b) of the Exchange Act, then the option-holder is unable to elect to receive a cash payment until after six months from the date of grant.

Regarding adjustments to shares, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock or other change in corporate structure affecting the stock, our Compensation Committee or our Board of Directors shall make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may be necessary to avoid dilution.

Option Exercises and Stock Vested

The following table summarizes all option exercises and stock vestings by our NEOs during 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
(a)	(b)	(c)	(d)	(e)
James R. Verrier	—	—	26,891	1,367,457

Ronald T. Hundzinski	51,100	1,881,777	21,117	1,072,571

Frederic B. Lissalde	—	—	27,029	1,291,965

John J. Gasparovic	—	—	32,825	1,668,281

Robin Kendrick	—	—	17,543	980,829

Timothy M. Manganello (4)	—	—	309,466	14,897,857

Robin J. Adams (4)	—	—	114,698	5,531,739

(1) All share amounts are adjusted for the December 16, 2013 stock split.
(2) Number of "shares" disclosed in column (d) represents the total number of performance shares earned for the 2011-2013 performance period and paid in 2014, the total number of shares of restricted stock granted in 2010 that lapsed in 2013, and the total number of shares of restricted stock granted in 2011 that lapsed in 2013. All share amounts are adjusted for the December 16, 2013 stock split.
(3) Amount in column (e) is equal to the number of performance shares vested multiplied by $55.91, which is the closing stock price at the end of performance period on December 31, 2013, the FMV of the shares of restricted stock granted in 2010 that lapsed and were paid in 2013, and the FMV of the shares of restricted stock granted in 2011 that lapsed and were paid in 2013. All share amounts are adjusted for the December 16, 2013 stock split.
(4) In connection with their planned retirement from the Company and in recognition of the contributions made by Messrs, Manganello and Adams to the growth of the Company, the Company agreed to waive the forfeiture provisions of their outstanding 2011 and 2012 restricted stock grants pursuant to the SIP.

As previously stated in the Compensation Discussion and Analysis, the granting of performance shares is designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against its Peer Group Companies in TSR. At the end of the 2011 to 2013 performance period, the Company's TSR was at the 85th percentile relative to the Peer Group Companies' TSR (see page 33 for listing of Peer Group Companies). The gross value of the payouts, before taxes, is reflected above in column (e) of the table.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payment During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James R. Verrier	The BorgWarner Pension Plan	6.4	163,795	—

Ronald T. Hundzinski		—	—	—

Frederic B. Lissalde		—	—	—

John J. Gasparovic		—	—	—

Robin Kendrick		—	—	—

Timothy M. Manganello		—	—	—

Robin J. Adams		—	—	—

(1) Converted from U.K. Pound to U.S. Dollar using an exchange rate of 1 Pound= 1.567 US Dollar, which is a periodic average rate of 2013.

Our U.S.-based NEOs are eligible to participate in the RSP. This plan, which is available to all U.S. salaried and hourly employees, allows our NEOs to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two primary components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company makes a contribution to the employee's account each pay period based on years of service and eligible pay. For the majority of employees, including our NEOs, this ranges from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 28% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the IRC). The Company matches 100% of the first 3% of the employee's pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed. The first 3% of compensation contributed to the Company Retirement Account vests immediately and any other employer contributions vest 100% after three years of service.

Mr. Verrier participated in the BorgWarner Pension Plan while working for the Company in the United Kingdom from 1989 to 1996. The plan, which was frozen to additional benefit accruals as of April 1, 2007, was a contributory defined benefit pension plan with a normal retirement age of 65. Participants earned 1/60th of the average of their highest three consecutive years of gross earnings out of their last ten years of gross earnings for each year of credited service under the plan. Deferred pensions are increased annually for inflation up to a maximum of 5% per year. A similar inflation adjustment is applied once pension payments begin.

The present value of Accumulated Pension Benefits as of December 31, 2013 for Mr. Verrier is calculated using the following assumptions:

•	Mortality: Based on UK Self Administered Pension Scheme table, with allowance for future mortality improvements

•	Discount Rate: 4.50%

•	Assumed Retirement Age: 60

•	Assumed Inflation: 3.50%

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during 2013.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Verrier
(1)	—	224,408	134,812	—	815,992

Ronald T. Hundzinski
(1)	—	92,488	39,920	—	300,632

Frederic B. Lissalde
(1)	—	—	—	—	—

John J. Gasparovic
(1)	—	87,312	75,439	—	622,776

Robin Kendrick
(1)(2)	—	77,688	11,038	—	118,182

Timothy M. Manganello
(1)	—	500,955	1,083,389	6,836,996	—
(3)	—	—	8,043,837	26,562,050	—
(4)	—	3,696,084	1,818,965	—	5,515,049

Robin J. Adams
(1)	—	201,792	350,603	2,245,533	—
(4)	—	1,826,765	899,012	—	2,725,777

(1) Excess Plan
(2) All amounts subject to vesting and forfeiture prior to September 23, 2014
(3) August 3, 2007 Recognition and Retention Grant. Mr. Manganello was vested in 100% of the award in 2010 but the actual receipt of the shares did not occur until after termination of his employment as specified under the Award Agreement.
(4) In connection with their planned retirement from the Company and in recognition of the contributions made by Messrs. Manganello and Adams to the success of the Company, the Company agreed to waive the forfeiture provisions of the 2013 restricted stock unit grants made to them pursuant to the SIP. Both Mr. Manganello and Mr. Adams are vested in 100% of the 2013 award; however, the actual final receipt of the shares will not occur until February 12, 2015 as specified under the Award Agreement. All amounts reflect share quantities adjusted for the December 16, 2013 stock split.

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the RSP by IRC provisions. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP. Distributions are made following a participant's separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days of participant's separation from service and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant's separation from service occurs. No in-service withdrawals or loans are available.

Excess Plan balances are invested in the same investment choices that are selected by the participants under the RSP.  As the Excess Plan is unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these investments. The funds available and their annual rate of return for the calendar year ended December 31, 2013 as reported by the plan administrator are as follows:

BorgWarner Stock Units	56.91%
Buffalo Small Cap Fund	44.15%
Harbor International Fund	16.84%
Vanguard Mid Cap Index Fund, Inst	35.17%
Northern Trust S&P 500 Index Fund - Non Lending - Tier 2	32.33%
Northern Trust Focus 2010 Fund	6.22%
Northern Trust Focus 2015 Fund	8.30%
Northern Trust Focus 2020 Fund	10.44%
Northern Trust Focus 2025 Fund	12.56%
Northern Trust Focus 2030 Fund	14.75%
Northern Trust Focus 2035 Fund	16.95%
Northern Trust Focus 2040 Fund	18.31%
Northern Trust Focus 2045 Fund	18.29%
Northern Trust Focus 2050 Fund	18.29%
Northern Trust Focus 2055 Fund	18.33%
Northern Trust Focus Income Fund	3.34%
Northern Trust Collective Aggregate Bond Index Fund	(2.31)%
T. Rowe Price Stable Value Common Trust Fund - Schedule N	2.21%

Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our NEOs under certain COC related events. The calculations assume each NEO's employment is terminated on December 31, 2013. For purposes of the calculations, the closing stock price on the last business day of 2013 ($55.91) was used to determine the vested market value of restricted stock.

	Payment Triggering Events in Connection with a COC
		Involuntary Termination		Voluntary Termination
Name	COC Only ($)	With Cause ($)	Without Cause (1) ($)	With Good Reason (1) ($)	Without Good Reason (2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Verrier	—	—	10,289,421	10,289,421	5,626,876

Ronald T. Hundzinski	—	—	5,319,558	5,319,558	2,449,804

Frederic B. Lissalde	—	—	7,030,198	7,030,198	2,664,205

John J. Gasparovic	—	—	5,388,200	5,388,200	1,828,574

Robin Kendrick	—	—	3,857,536	3,857,536	1,521,423

(1) For all Named Executive Officers, includes cash severance payment based on three times the average of base plus bonus (two times for Mr. Gasparovic), value of unvested restricted stock, prorated 2012-2014 and 2013-2015 performance share payments, retirement benefit based on three times (two times for Mr. Gasparovic) the 2013 Company contributions to the RSP, value of welfare benefits (i.e. health care, life insurance, and disability insurance coverage) for three years (two years for Mr. Gasparovic), outplacement services and excise tax.

(2) Includes the value of unvested restricted stock, prorated 2012-2014 and 2013-2015 performance share payments.

Mr. Manganello and Mr. Adams are excluded from the above table as they had retired prior to December 31, 2013 and would not be eligible for payments upon termination or COC.

Change of Control Employment Agreements

New COC Agreements were implemented beginning in 2009 for new and future officers of the Company. The new COC Agreements eliminate excise tax gross-up provisions, allow a portion of the benefit to be attributable to a non-compete agreement in order to reduce the potential for the excise tax, and allow executives to forego a portion of benefits if the benefit triggers the excise tax.

Below is a general description of the material terms and conditions of our existing COC Agreements for U.S.-based executives.

In the event that a NEO terminates employment for Good Reason or the Company terminates a NEO's employment with the Company without Cause within two to three years of a COC or in anticipation of a COC, the NEO is entitled to the following:

•	a lump sum cash amount equal to two to three times his or her annual base salary and average annual bonus for the most recent three years;

•	a lump sum cash amount equal to two to three times the Company's retirement contributions that would have been made on his or her behalf in the first year after termination of employment;

•
for Executives who entered into COC Agreements prior to 2009, a tax gross-up for any excise taxes imposed pursuant to IRC Section 4999 of the IRC so that the NEO will be in the same after tax position he or she would have been in had no excise tax been imposed;

•
Executives who entered into COC Agreements in or after 2009 may elect to forego a portion of COC payments which could otherwise trigger IRC Section 4999 excise taxes as the tax will not be “grossed-up” under the COC Agreement;

•	continuation of medical, dental and life insurance benefits for two to three years; and

•	outplacement services at a cost not to exceed $40,000.

“Change of Control” generally means (a) the acquisition by any party of beneficial ownership of 20% or more of either (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board of Directors, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders or (d) a complete liquidation or dissolution of the Company.

“Cause” generally means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good Reason” generally means the diminution of responsibilities, authority or duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive's previous work location, a purported termination of the COC Agreement by us other than in accordance with the COC Agreement, or our failure to require any successor to us to comply with the COC Agreement.

Terminations Not Related to a COC

In the event of an involuntary or voluntary termination with or without cause not in connection with a COC, no additional payments are made to NEOs.

In the event of termination of employment by retirement not in connection with a COC, no additional payments are made to NEOs.

The stated amounts do not include life or disability insurance benefits or vested benefits under the qualified RSP or under the TIP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.

Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board of Directors in 2013. Directors who are employees of BorgWarner are not compensated for their service on the board:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total	Aggregate Number of Outstanding Stock and Option Awards (2) (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Phyllis O. Bonanno	90,000	105,032	—	—	—	—	195,032	2,842

David T. Brown	87,000	105,032	—	—	—	—	192,032	2,842

Jan Carlson	94,000	105,032	—	—	—	—	199,032	2,842

Dennis C. Cuneo	99,000	105,032	—	—	—	—	204,032	2,842

Jere A. Drummond (3)	129,500	105,032	—	—	—	—	234,532	2,842

John R. McKernan, Jr.	90,000	105,032	—	—	—	—	195,032	2,842

Alexis P. Michas (3)	236,250	105,032	—	—	—	—	341,282	2,842

Ernest J. Novak, Jr. (3)	136,500	105,032	—	—	—	—	241,532	2,842

Richard O. Schaum (3)	120,500	105,032	—	—	—	—	225,532	2,842

Thomas T. Stallkamp	90,000	105,032	—	—	—	—	195,032	2,842

(1) The values in column (c) reported for 2013 represent the grant date fair market value of the restricted stock award granted on April 24, 2013. (FMV at grant date= number of restricted shares times the average of the high and low stock price on April 24, 2013 of $37.14 as adjusted for the December 16, 2013 stock split).
(2) Aggregate number of outstanding shares of restricted stock at December 31, 2013. All share amounts are adjusted for the December 16, 2013 stock split.
(3) A Special Succession Planning Committee (the "Special Committee") was created by the Board of Directors to formulate, establish, oversee and direct CEO succession. The Special Committee consisted of Directors Drummond, Michas, Novak and Schaum. The Special Committee carried out its responsibilities between July 2011 and April 2013. The members of the Special Committee received $25,000 compensation ($30,000 for Director Michas, Chairman of the Committee) in 2013 for their 2012 & 2013 service on the Special Committee.

Annual compensation for our non-employee directors for 2013 was comprised of the following components: annual retainer, board meeting fees, committee meeting fees, and equity compensation consisting of restricted stock. Our non-employee directors were not granted any Stock Option Awards and did not receive any Non-Equity Incentive Plan Compensation for 2013.

The annual retainer for non-employee directors in 2013 was $75,000 for service on the Board of Directors. The annual retainer is prorated when a new member joins or a current member leaves our board. As allowed under the SIP, each non-employee director also received restricted stock of the Company as annual equity compensation. Directors received stock grants worth $105,000 of restricted stock in 2013 as equity compensation. Restrictions on the shares will expire on the first anniversary of the date of grant. The Compensation Committee has authority to accelerate vesting in the event of retirement.

Each non-employee director received $1,500 for each board meeting attended. Each committee member also received $1,500 ($3,000 if he or she was the Chairman of the committee) for each committee meeting attended. In recognition of greater time commitments, the Chairman of the Audit Committee received $5,000 for each committee meeting attended. The Lead Director (Mr. Michas) received $20,000 annually in recognition of his additional services to the Company in that role. The Company pays for expenses associated with attendance at board and committee meetings and other functions attended at the request of the Company. The Company maintains a directors' deferred compensation plan under which directors may defer receipt of retainer fees only. Three directors deferred fees under the plan in 2013.

Following the retirement of the Executive Chairman in April 2013, Mr. Michas became the Non-Executive Chairman of the Board and his annual retainer increased to $200,000. Mr. Michas also received $25,000 to compensate him for his participation in meetings with the Company's new CEO between January 1, 2013 and April 1, 2013 on transition, strategic and other issues.

Our non-employee directors are expected to own Company stock in an amount equivalent to three times the amount of the annual retainer within five years of joining the Board of Directors. All of our directors met the expected stock ownership guidelines in 2013.

Effective January 1, 2014 non-employee director compensation was increased. In 2014 non-employee directors' cash retainer will be $80,000 and annual equity compensation will be $115,000 worth of restricted stock. Board and committee attendance fees will remain unchanged. The Non-Executive Chairman’s compensation will be $360,000, consisting of an annual cash retainer of $245,000 and an equity retainer of $115,000 to be granted in restricted stock, without board and committee attendance fees.

PROPOSAL 2 - RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Your Board of Directors proposes that the stockholders ratify the selection of PricewaterhouseCoopers LLP, its member firms, and their respective affiliates (collectively, “PwC”) as the Company's independent registered public accounting firm for the 2014 fiscal year.

If the selection of PwC as auditors for 2014 is not ratified by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the selection for 2014 will stand unless the Audit Committee finds other good reason for making a change.

The Board of Directors anticipates that representatives of PwC will be present at the meeting to respond to appropriate questions, and will have an opportunity, if they desire, to make a statement.

Recommendation

YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF BORGWARNER AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The aggregate fees billed to us for the years ended December 31, 2013 and 2012 by PwC for professional services were as follows:

	2013	2012
Audit Fees	$5,378,538	$5,189,031
Audit-Related Fees (1)	166,270	166,270
Tax Fees (2)	1,495,943	651,349
All Other Fees Totals	___	___
	$7,040,751	$6,006,650

(1) Includes audits of financial statements of employee benefit plans.
(2) Includes fees connected with tax compliance, tax planning and expatriate services.  The expatriate services were $449,837 in 2013.

Your Audit Committee has adopted procedures for pre-approving all audit and audit-related services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted audit-related services. The documentation includes a description of, and a budgeted amount for, particular categories of audit-related and tax services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of audit services, audit-related services or tax-services, and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For these types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor's familiarity with the Company's business, people, culture, accounting systems, risk profile, and whether the services enhance the Company's ability to manage or control risks and improve audit quality. The Audit Committee may form, and delegate pre-approval authority to, subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by your Audit Committee.

PROPOSAL 3 - ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

Our executive team delivered another year of record performance in 2013, increasing our Company's net sales, operating income and net earnings on a comparable basis. Details of our 2013 financial performance were explained in our Annual Report on Form 10-K filed February 13, 2014. Our Company continued its long-standing tradition of excellence and delivery of performance for our stockholders, customers, and the communities in which we operate.

Our compensation programs are substantially tied to our key business objectives and creation of economic value. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives. In order to maintain this link of pay to performance and better assure our ability to attract and retain talent:

•	We maintain the highest level of corporate governance over our executive pay programs

•
We closely monitor the compensation programs and pay levels of executives from companies in related industries of similar size and complexity, as well as trends in executive compensation, so that we may ensure that our compensation programs are within the norm of a range of market practices

•
Our Board of Directors, our Chairman, CEO, and our head of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives.

Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team with appropriate incentives to build long-term value for our stockholders. The Company's compensation package uses a mixture of cash and equity awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee's philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the board requests our stockholders approve the compensation of the Company's Named Executive Officers as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative which accompany the tables.

Our Company has had a long-standing tradition of delivering performance for our stockholders, customers, and our communities. The executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company worldwide. Our executive compensation programs also support our vision, values and the BorgWarner Beliefs.

The Company has in the past sought approval from stockholders regarding incentive plans that we use to motivate, retain and reward our executives. Those incentive plans, including the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan and the BorgWarner Inc. Executive Incentive Plan, govern most of the compensation that the Company provides to our executives. The Company is seeking stockholder approval of the BorgWarner Inc. 2014 Stock Incentive Plan at its 2014 Annual Meeting of Stockholders. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation to improve transparency for stockholders.

As required pursuant to Section 14A of the Securities Exchange Act, and in alignment with the 2011 stockholder vote in favor of annual advisory votes on executive compensation, the Company seeks your advisory approval of our executive compensation programs. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the board or the Company. The board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY'S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 4 - APPROVAL OF BORGWARNER INC. 2014 STOCK INCENTIVE PLAN

At its February 12, 2014 meeting, the Board of Directors unanimously adopted the BorgWarner Inc. 2014 Stock Incentive Plan (the "2014 Plan"), subject to the approval thereof by the stockholders of the Company at the Annual Meeting. A copy of the 2014 Plan is attached to this proxy statement as Appendix A. If approved by the stockholders, the 2014 Plan will replace the SIP, which expires on April 20, 2014. The favorable vote of a majority of the shares of common stock represented at the Annual Meeting is required for approval of the 2014 Plan.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

DESCRIPTION OF THE 2014 PLAN

The following description of the key features and material terms of the 2014 Plan is intended as a summary only and is qualified in its entirety by reference to the text of the attached 2014 Plan.

Key Features of the 2014 Plan

Term of Plan	Grants under the 2014 Plan can only be made on or after April 30, 2014 and before April 30, 2024
Eligible Participants
Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates, as determined by the Committee, are eligible to be granted Awards under the Plan

Shares Authorized	8,000,000 shares, subject to adjustment for stock splits and similar equity restructuring events
Award Types (Available to All Participants)	Non-Qualified Stock Options Stock Appreciation Rights Restricted Stock Stock Units
Award Types (Not Available to Non-Employee/Non-Officer Directors)	Incentive Stock Options Performance Units Performance Shares
Limits on Awards in One Plan Year
Total shares granted to a Code Section 162(m) “covered employee cannot exceed 300,000 shares
Total value of performance units granted to a Code Section 162(m) “covered employee” cannot exceed $6,000,000

Stock Options and Stock Appreciation Rights
Maximum term is 10 years
Exercise price can never be lower than fair market value of stock on date of grant (subject to adjustment for stock splits and similar equity restructuring events)
Repricing of options or stock appreciation rights without prior stockholder approval is prohibited

Material Terms of the 2014 Plan

Administration. The 2014 Plan will be administered by the Compensation Committee of the Company’s Board of Directors, or another other committee of members of the Board who are “non-employee directors” (within the meaning of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”)) and “independent directors” (within the meaning of the applicable NYSE rule) as appointed by the Board (“Committee”). If the Committee intends that an award granted under the 2014 Plan constitutes “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“Code”) (discussed below), members of the Committee must be “outside directors” within the meaning of Section 162(m) of the Code.

In the case of awards granted to members of the Board who are not officers or employees of the Company or an affiliate, the 2014 Plan will be administered by the Committee subject to the approval of a majority of all members of the Board who are “non-employee directors” and “independent directors.”

Under the 2014 Plan, the Committee may authorize the chief executive officer of the Company to grant awards, subject to the terms of the 2014 Plan and any limits or recommendations made by the Committee, of up to 10,000 shares of common stock per individual per year:

•	to officers and employees of the Company and its affiliates who are not executive officers subject to Section 16 of the Exchange Act or “covered employees” under Code section 162(m); and

•
as an inducement for an individual to accept an offer of employment with the Company or an affiliate, including individuals who may be executive officers subject to Section 16 of the Exchange Act or “covered employees” under Code section 162(m) upon hire.

For purposes of the remaining portions of this description of the 2014 Plan, references to the Committee also refer (i) in the case of awards to directors who are not employees of the Company or a subsidiary, to the Committee, as approved by a majority of all members of the Board who are “non-employee directors” and “independent directors,” and (ii) in the case of awards granted to employees by the chief executive officer under an authorization by the Committee, to the chief executive officer.

Under the 2014 Plan, the Committee has full discretion and authority to select the eligible individuals to whom awards will be granted, the types of awards to be granted, the number of shares to be subject to an award, the exercise price (in the case of a stock option) and other terms and conditions of awards, to interpret the 2014 Plan, and to prescribe, amend and rescind the rules and regulations relating to the 2014 Plan.

Term, Amendment and Termination. If not terminated sooner by the Board, the 2014 Plan will terminate on the date immediately preceding the tenth anniversary of the 2014 Plan’s effective date, and no awards will be granted under the 2014 Plan after that date. Awards granted and outstanding as of the date the 2014 Plan terminates will not be affected or impaired by the 2014 Plan’s termination.

The Board may amend, alter or discontinue the 2014 Plan at any time. However, no amendment, alteration or discontinuation of the 2014 Plan may impair the rights of an award recipient with respect to awards previously granted without the recipient’s consent. However, no consent is necessary for amendments made to cause the 2014 Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below. No amendment may be made that would disqualify the 2014 Plan from the exemption provided by Rule 16b-3 of the Exchange Act or to extend the term of the 2014 Plan. No amendment can be made to the 2014 Plan without the consent of the Company’s stockholders to the extent that approval is required by law or agreement.

The Committee may amend the terms of any outstanding award, either prospectively or retroactively, to the extent required or permitted by the 2014 Plan or by applicable law, including but not limited to any clawback requirements except that an amendment that would impair the rights of the award holder requires the holder’s consent (except that no consent in necessary for amendments made to cause the 2014 Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below).

No Repricing of Stock Options or Stock Appreciation Rights. Except for adjustments for certain corporate events as described below, the 2014 Plan expressly prohibits the Committee from repricing stock options or stock appreciation rights once they are granted without prior stockholder approval.

Shares Subject to the 2014 Plan. Subject to adjustments as described below, up to 8,000,000 shares of the Company’s common stock, par value of $0.01 per share, will be available for issuance for awards under the 2014 Plan, including with respect to incentive stock options. Shares subject to an award may be authorized and unissued shares, treasury shares, or shares of common stock purchased on the open market. As of February 7, 2014, the closing price of a share of common stock was $53.91.

If an award granted under the 2014 Plan expires, terminates, is cancelled, or lapses for any reason without the issuance of shares of common stock, or if any shares of restricted stock awarded under the 2014 Plan are forfeited, the shares covered by the award or the restricted stock will again be available for awards under the 2014 Plan. In addition, if an award recipient tenders previously-acquired shares of the Company’s common stock to satisfy applicable withholding obligations with respect to an award, or if shares of the Company’s common stock are withheld to satisfy applicable withholding obligations, the tendered shares will again be available for further awards under the 2014 Plan. Also, if an award recipient tenders previously-acquired shares of the Company’s common stock in payment of the option price upon exercise of a stock option awarded under the 2014 Plan, or if shares of common stock are withheld in payment of the option price, the number of shares tendered or withheld will again be available for further awards under the 2014 Plan.

Individual Limitations. Subject to adjustments as described below, no individual may be granted, within one fiscal year of the Company, awards covering more than 300,000 shares of common stock or common stock equivalents

(in the case of awards of stock appreciation rights, stock units, and performance shares). Additionally, no individual may be granted within one fiscal year of the Company, Performance Units that could exceed $6,000,000 when paid in cash or in shares of common stock.

If there is a change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the 2014 Plan requires the Committee to make appropriate adjustments in the number of shares authorized for grants, in the exercise prices of outstanding stock options, in the base prices of stock appreciation rights, and in the limits described above on the number of shares available for grant to individuals per fiscal year.

Eligibility and Types of Awards. The 2014 Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, stock units, performance units, and performance shares. Participation in the 2014 Plan is open to officers, employees and directors of the Company, as selected by the Committee. However, directors who are not employees of the Company or of a subsidiary are not eligible to receive grants of incentive stock options, performance units, or performance shares under the 2014 Plan. As of February 7, 2014, approximately 300 employees, including 11 officers, and ten directors who are not employees of the Company or any subsidiary would have been eligible to receive awards under the 2014 Plan.

Stock Options. Officers, employees and directors of the Company and its subsidiaries may be granted options to acquire the Company’s common stock under the 2014 Plan, either alone or in conjunction with other awards under the 2014 Plan. However, as noted above, directors who are not employees of the Company or a subsidiary of the Company are not eligible to receive grants of incentive stock options (“ISOs”).

Under the 2014 Plan, stock options may be either ISOs or nonqualified stock options. The exercise price of a stock option is determined at the time of grant but may not be less than the fair market value per share of common stock on date of grant. Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable stock option agreement. The exercise period of a stock option is determined by the Committee and may not exceed 10 years from the date of grant.

The holder of a stock option generally has a one-year period following the grantee’s termination of employment or service with the Company and its subsidiaries (but not to exceed the stock option’s original term), in which to exercise a stock option that was exercisable as of the grantee’s termination. An extended exercise period (generally three years, but not to exceed the stock option’s original term) may apply following a termination of employment or service by reason of disability or retirement. The 2014 Plan authorizes the Committee to accelerate the schedules or installments on which stock options become exercisable.

The exercise price of a stock option must be paid in full at the time of exercise and is payable in cash. However, if (and to the extent) provided by the related award agreement, the option exercise price may also be paid: (i) by the surrender of common stock already owned by the optionee, (ii) by requesting the Company to withhold, from the number of shares of common stock otherwise issuable upon exercise of the stock option, shares having an aggregate fair market value on the date of exercise equal to the exercise price, or (iii) a combination of (i) and (ii), as provided by the award agreement. Additionally, if permitted by the Committee and allowable by law, payment of the exercise price may be made through a broker-facilitated cashless exercise.

If permitted by the related award agreement, an optionee may surrender shares of restricted stock in payment of the exercise price of a nonqualified stock option. When the optionee surrenders restricted stock, an equal number of shares received upon the exercise of the nonqualified stock option will be subject to the same forfeiture restrictions as the shares surrendered.

ISOs are exercisable only by the optionee during his or her lifetime and are not assignable or transferable other than by will or by the application of the laws of inheritance. Nonqualified stock options may be assigned during the optionee’s lifetime to one or more of the optionee’s immediate family members or to a trust benefiting one or more family members exclusively, or to the optionee’s spouse or former spouse under a qualified domestic relations order.

Upon receipt of a notice of exercise, the Committee may elect to cash out all or part of a stock option that is being exercised by paying the optionee cash or common stock equal to the difference between the exercise price and the fair market value of the Company’s common stock.

In the event of a change in control (as defined in the 2014 Plan), all stock options outstanding as of the date on which the change in control occurs become fully exercisable and vested. Unless otherwise provided in the related award agreement, during the 60-day period following a change in control, the holder of a stock option has the right to surrender the option for cash in an amount equal to the difference between the “change in control price” (as defined in the 2014 Plan) and the exercise price. Under the 2014 Plan, this cash out may automatically occur in the case of an officer who is subject to Section 16(b) of the Exchange Act with respect to a grant of stock options in instances where the 60-day period ends within six months of the date of the stock option’s grant, with the cash out occurring immediately following the close of the six-month period.

Stock Appreciation Rights. A stock appreciation right (“SAR”) may be granted to employees or directors (i) in conjunction with all or any part of an option granted under the 2014 Plan (a “Tandem SAR”), or (ii) without relationship to an option (a “Freestanding SAR”). Tandem SARs may be granted either at or after the time of grant of the options in the case of a nonqualified stock option, but must be granted at the time the option is granted in the case of an ISO. A Tandem SAR is only exercisable at the time and to the extent that the related option is exercisable. Upon the exercise of a Tandem SAR, the holder of the Tandem SAR is entitled to receive, in cash or common stock, as provided in the related award agreement, the excess of the fair market value of the share for which the right is exercised (calculated as of the exercise date) over the exercise price per share of the related option. Stock options are no longer exercisable to the extent that a related Tandem SAR has been exercised, and a Tandem SAR is no longer exercisable upon the forfeiture, termination or exercise of the related stock option. A Freestanding SAR entitles the holder to a cash payment equal to the difference between the base price and the fair market value of a share of common stock on the date of exercise. The base price is the fair market value of a share of common stock on the date of the Freestanding SAR’s grant.

In the event of a change in control (as defined in the 2014 Plan), all stock appreciation rights outstanding as of the date on which the change in control occurs become fully exercisable and vested.

SARs may not be sold, assigned, transferred, pledged or otherwise encumbered.

Restricted Stock. Officers, employees and directors of the Company and its subsidiaries may be granted restricted stock under the 2014 Plan, either alone or in combination with other awards. Restricted stock are shares of the Company’s common stock that are subject to forfeiture by the recipient if the conditions to vesting set forth in the related restricted stock agreement are not met. Vesting may be based on the continued service of the recipient, one or more performance goals (described below), or other factors or criteria as the Committee may determine.

Unless otherwise provided in the related restricted stock agreement, the grant of a restricted stock award will entitle the recipient to vote the shares of Company common stock covered by the award and to receive the dividends thereon. Under the 2014 Plan, a restricted stock agreement may provide that cash dividends paid on restricted stock will be automatically deferred and reinvested in additional restricted stock and dividends payable in stock will be paid in the form of restricted stock.

During the period that shares of stock are restricted, the recipient cannot sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. If a recipient’s employment or service with the Company and its subsidiaries terminates, the recipient will forfeit all rights to the unvested portion of the restricted stock award. However, if the participant’s service is involuntarily terminated other than for cause (as defined in the 2014 Plan), the Committee may waive any remaining restrictions on the stock in effect upon the participant’s termination.

In the event of a change in control (as defined in the 2014 Plan), the restrictions applicable to any outstanding restricted stock will lapse and the restricted stock will become fully vested to the full extent of the grant.

Stock Units. Officers, employees and directors of the Company and its subsidiaries may be granted stock units under the 2014 Plan, either alone or in combination with other awards. A stock unit is a right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock in the future, under terms and conditions established by the Committee. Under the 2014 Plan, the Committee may make grants of stock units that are immediately vested or may make grants of stock units that are subject to vesting requirements, such as continued service.

Except to the extent otherwise provided in the applicable award agreement, if a participant’s employment with the Company terminates prior to the date on which the participant’s stock units become vested, the participant will forfeit the stock units. The Committee has the discretion to waive, in whole or in part, any payment limitations for stock units that remain outstanding at a participant’s retirement, or if the participant’s employment is involuntarily terminated (other than for cause, as defined in the 2014 Plan).

Prior to an actual delivery of shares of common stock in settlement of a stock units grant, a participant acquires no rights of a shareholder. Stock units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a participant may designate one or more beneficiaries to whom shares of common stock covered by a grant of stock units will be transferred in the event of the participant’s death.

The Committee may, in its discretion, provide in a stock units award agreement that a participant will be entitled to receive dividend equivalents with respect to his or her restricted stock units. Dividend equivalents may, in the discretion of the Committee, be paid in cash or credited to the participant as additional restricted stock units, or any combination of cash and additional restricted stock units. The amount that can be paid to a recipient as a dividend equivalent cannot exceed the amount that would be payable as a dividend if the stock unit were actually a share of common stock. If credited to the participant as additional stock units, the additional stock units will vest at the same time as the stock units to which they relate.

At the time specified in the applicable award agreement, stock units will be settled by the delivery to the participant of shares of common stock equal in number to the number of the participant’s stock units that are vested as of the specified date or event, or cash equal to the fair market value of the shares. The Committee may in its discretion allow a stock unit recipient to defer the delivery of common stock to a later date, under terms and conditions established by the Committee, and subject to any restrictions imposed by Section 409A of the Code.

In the event of a change in control (as defined in the 2014 Plan), the restrictions applicable to any outstanding stock units will lapse and the stock units will become fully vested to the full extent of the grant.

Performance Units. Officers and employees of the Company and its subsidiaries may be granted performance units under the 2014 Plan, either alone or in combination with other 2014 Plan awards.

A performance unit is a contingent right to receive cash or shares of common stock of the Company, in the future, under the terms of a grant made under the 2014 Plan and the related award agreement. The value of a performance unit is established by the Committee based on cash or on property other than common stock of the Company. For any grant of performance units, the Committee will establish (i) one or more performance goals, and (ii) a performance period of not less than one year. The performance goals will be based on one or more performance criteria set forth in the 2014 Plan and described below. At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved. The Committee will then determine the number of performance units to which a recipient of performance units under the grant is entitled, and the value of the performance units (if the value is based on the level of achievement) based upon the number of performance units originally granted to the recipient and the level of performance achieved. Performance units will be settled by payment of the cash value of the performance units to which the recipient is entitled or delivery of shares of common stock of the Company with a fair market value equal to the cash value of the performance units, either as provided in the award agreement or in the Committee’s discretion, as soon as practicable after the end of the performance period.

Except to the extent otherwise provided in the applicable award agreement, if a performance unit recipient’s employment or service with the Company terminates during the performance period or before the performance goals are satisfied, the recipient will forfeit the performance units granted with respect to the performance period. The Committee has the discretion to waive, in whole or in part, any payment limitations for performance units that remain outstanding at a participant’s retirement or if the participant’s employment is involuntarily terminated (other than for cause, as defined in the 2014 Plan).

In the event of a change in control (as defined in the 2014 Plan), the performance goals of all outstanding performance units granted under the 2014 Plan are treated as having been achieved at target levels, and a recipient is entitled to a pro rata distribution of shares of common stock or cash in settlement of the performance units, based upon the number of whole months during the performance period that have elapsed prior to the date of the change in control.

Prior to an actual delivery of shares of common stock in settlement of a performance units grant, a recipient acquires no rights of a shareholder. Performance units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of common stock covered by a grant of performance units will be transferred in the event of the recipient’s death.

If approved by the Committee, a participant may elect to defer the delivery of cash or shares in payment of performance units for a specified period or until a specified event. The election must generally be made prior to the commencement of the performance period for the performance units, and is subject to other restrictions under Section 409A of the Code.

Performance Shares. Officers and employees of the Company and its subsidiaries may be granted performance shares under the 2014 Plan, either alone or in combination with other 2014 Plan awards.

A performance share is a contingent right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock, in the future, under the terms of a grant made under the 2014 Plan and the related award agreement. For any grant of performance shares, the Committee will establish (i) one or more performance goals, and (ii) a performance period of not less than one year. The performance goals will be based on one or more performance criteria set forth in the 2014 Plan and described below. At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved. The Committee will then determine the number of performance shares to which a recipient of performance shares under the grant is entitled, based upon the number of performance shares originally granted to the recipient and the level of performance achieved. Performance shares will be settled by the delivery of shares of common stock of the Company or cash equal to the fair market value of the shares, either as provided in the award agreement or in the Committee’s discretion, as soon as practicable after the close of the performance period.

Except to the extent otherwise provided in the applicable award agreement, if a performance share recipient’s employment with the Company terminates during the performance period or before the performance goals are satisfied, the recipient will forfeit the performance shares granted with respect to the performance period. The Committee has the discretion to waive, in whole or in part, any payment limitations for performance shares that remain outstanding at a participant’s retirement or if the participant’s employment is involuntarily terminated (other than for cause, as defined in the 2014 Plan).

In the event of a change in control (as defined in the 2014 Plan), the performance goals of all outstanding performance shares granted under the 2014 Plan are treated as having been achieved at target levels, and a recipient is entitled to a pro rata distribution of shares of common stock or cash in settlement of the performance shares, based upon the number of whole months during the performance period that have elapsed prior to the date of the change in control.

Prior to an actual delivery of shares of common stock in settlement of a performance shares grant, a recipient acquires no rights of a shareholder. Performance shares may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of common stock covered by a grant of performance shares will be transferred in the event of the recipient’s death.

If approved by the Committee, a participant may elect to defer the delivery of cash or shares in payment of performance shares for a specified period or until a specified event. The election must generally be made prior to the commencement of the performance period for the performance shares and is subject to other restrictions under Section 409A of the Code.

Rescission of Awards. Under the 2014 Plan, the Committee may cancel or declare forfeited or rescind awards upon its determination that a participant has violated the terms of the 2014 Plan or the award agreement under which the award has been made or committed a breach of conduct (as defined in the 2014 Plan). In addition, for a period of one year following the exercise, payment or delivery of an award, the Committee may rescind the award upon its determining that the participant committed a breach of conduct (as defined in the 2014 Plan) prior to the exercise, payment or delivery of the award or within six months thereafter.

Certain Federal Income Tax Considerations

The following is a brief and general summary of the federal income tax consequences of transactions under the 2014 Plan based on federal income tax laws in effect on January 1, 2014. The summary does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local and foreign tax laws that may also be applicable to awards and transactions involving awards.

Stock Options. Stock options granted under the 2014 Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Code, or Nonqualified Stock Options.

Incentive Stock Options. Incentive Stock Options granted under the 2014 Plan will be subject to the applicable provisions of the Code, including Code section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of the shares is made by the optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares of the common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of the shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the exercise price (the “bargain purchase element”) and the Company will generally be entitled to a federal income tax deduction equal to the amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (at varying rates depending upon the holder’s holding period in the shares and income level), for which the Company will not be entitled to a federal income tax deduction. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of an SAR. When an SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any common stock received on the exercise. In the case of a recipient who is also an employee, any income recognized upon exercise of an SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction at the same time and in the same amount. If the optionee receives common stock upon the exercise of an SAR, any gain or loss on the sale of the stock will be treated in the same manner as discussed above under “nonqualified stock options.”

Restricted Stock. A recipient will not realize taxable income at the time of grant of a restricted stock award, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares of Company common stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at that time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company common stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse. In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required.

Stock Units, Performance Units, and Performance Shares. An employee who is awarded one or more stock units, performance units and/or performance shares will not recognize income and the Company will not be allowed a deduction at the time the award is made. When an employee receives payment for the awards in cash or shares of common stock, the amount of the cash and the fair market value of the shares of common stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. If the receipt of payment is deferred, as allowable under the 2014 Plan and as may be permitted by the Committee, the recipient will realize, in the year when paid, ordinary income equal to the amount of the cash received or the fair market value of any shares issued or transferred, determined as of the date of delivery or transfer. The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid. In the case of a recipient who is an employee, any amount included in income will constitute wages for which withholding will be required.

Section 162(m) Limit. Section 162(m) of the Code generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1,000,000 per year. However, certain “performance-based compensation” paid to these officers is exempt from the $1,000,000 annual deduction limit.

The 2014 Plan is designed to enable the Company to provide grants of stock options, stock appreciation rights and performance units under the 2014 Plan to the Company’s executive officers that will satisfy the requirements of the exception of Section 162(m) for performance-based compensation. The 2014 Plan is also designed so that awards of restricted stock under the 2014 Plan may be made in a manner which satisfies the performance-based compensation exception of Section 162(m). Accordingly, (i) the right to receive a share of common stock or cash in payment of a stock option, stock appreciation right or performance share award, and, (ii) if the Committee intends that a restricted stock award satisfy the performance-based compensation exception, the vesting of the restricted stock will be contingent upon the achievement of objective performance goals established by the Committee at the time of grant.

Under the 2014 Plan, a performance goal will be based on one or more of the following criteria:

•	earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•	net or operating income;

•	earnings per share;

•	expense reductions;

•	return on investment;

•	combined net worth;

•	debt to equity ratio;

•	operating cash flow;

•	return on total capital, equity, or assets;

•	total shareholder return;

•	economic value;

•	changes in the market price of the Company’s common stock; or

•	relative profitability - change in operating income over change in sales.

The criteria selected by the Committee from the foregoing list may relate to the Company, one or more of its affiliates, divisions, units, or any combination of the Company, its affiliates, divisions, or units. Performance goals may be based on the performance of the Company generally or relative to peer company performance and may be based on a comparison of actual performance during a performance period against budget for the period. A performance goal may include a threshold level of performance below which no vesting or payout will occur, target levels at which full vesting or a full payout will occur, or a maximum level at which specified additional vesting or a specified additional payout will occur (or any of those in combination). The level of achievement of a performance goal will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Committee. Under the 2014 Plan, the Committee does have the discretion, to the extent its discretion is consistent with the “qualified performance-based exception” of the Code and its regulations, to make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or a subsidiary or the financial statements of the Company or any subsidiary, or for changes in the law or accounting principles. Once a performance goal is established, the Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the performance goal.

Income Tax Withholding. Upon an employee’s realization of income from an award, the Company is generally obligated to withhold against the employee’s Federal and state income and employment tax liability. Payment of the withholding obligation can be made from other amounts due from the Company to the award recipient or with shares of Company common stock owned by the recipient. If the recipient elects to tender shares of Company common stock or to reduce the number of shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares tendered or reduced will be treated as having been sold to the Company.

Capital Gains. Generally, under law in effect as of January 1, 2014, net capital gain (net long-term capital gain minus net short-term capital loss) is generally taxed at a maximum rate of 15%, with a 20% rate applying to certain high-income individuals.

New Plan Benefits. No awards have been made under the 2014 Plan pending stockholder approval. Awards for which benefits that may be paid under the 2014 Plan are made at the discretion of the Committee, subject to the maximum plan and maximum individual limitations described above. In addition, the actual benefits that will be paid under the 2014 Plan will depend upon a number of factors, including the market value of the Company’s common stock on future dates, and in the case of performance units, performance shares and restricted stock with vesting based on the achievement of one or more performance goals, actual performance of the Company (both absolutely, and in some cases, as measured against the performance of peer companies), and decisions made by recipients. Since these factors are not known at this time, the benefits or amounts to be paid under the 2014 Plan, and the market value of the awards, are not yet determinable. In addition, because of these unknown variables, it is not possible to determine any other benefits that might be received by recipients under the 2014 Plan.

     Effective Date. If approved by the stockholders, the 2014 Plan will be effective as of the date of approval.

As of December 31, 2013, the number of stock options and restricted common stock outstanding under our equity compensation plans, the weighted average exercise price of outstanding stock options and restricted common stock and the number of securities remaining available for issuance were as follows:

	Number of securities to be issued upon exercise of outstanding options, restricted common stock, warrants and rights	Weighted average exercise price of outstanding options, restricted common stock, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,407,542	$24.95	3,121,595
Equity compensation plans not approved by security holders		$
Total	3,407,542	$24.95	3,121,595

PROPOSAL 5 - AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO FACILITATE DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Board of Directors proposes that stockholders authorize the amendment of the Company’s Restated Certificate of Incorporation (the “Certificate”) to declassify the Company’s board of directors over a three year period. Article V, Section 3 of the Certificate provides that the Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Board of Directors is aware of information indicating that there is a clear trend among public companies to provide for the annual election of directors, and that such annual elections are preferred by many investors as means of holding directors accountable. At the Company’s 2013 annual meeting, the Company’s stockholders approved by a substantial majority a non-binding resolution calling for the annual election of all directors. The Board of Directors has considered the advantages and disadvantages of a classified Board of Directors in the context of the competitive environment and the Company’s mechanisms for deterring coercive takeover tactics that threaten stockholder value and has determined that the declassification of the Board of Directors, to be phased in over a three-year period, is advisable and in the best interests of the Company and its stockholders. Directors already elected to 3-year terms in 2012, 2013, 2014 prior to amendment of the Certificate will complete their terms. All directors will stand for election in 2017 and annually thereafter.

If the amendment to declassify the Board of Directors is approved, Article V, Section 3 of the Certificate will be amended to read in its entirety as follows:

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible~~, with the term of office of the first class to expire at the annual meeting of stockholders to be held in 1994, the term of office of the second class at the annual meeting of stockholders to be held in 1995, and the term of office of the third class at the annual meeting of stockholders to be held in 1996~~. Members of each class shall hold office until their successors are elected and qualified.  Regardless of anything to the contrary in this Restated Certificate of Incorporation, commencing with the annual meeting of stockholders that is held in calendar year 2015 (the “2015 Annual Meeting”), the directors shall be elected annually for terms of one year, except that any director in office at the 2015 Annual Meeting whose term expires at the annual meeting of stockholders held in calendar year 2016 or calendar year 2017 shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified.  At the annual meeting of stockholders in the calendar year 2017 and each annual meeting occurring thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified.

Approval of the amendment of the Certificate will require the affirmative vote of 80% of the shares of common stock outstanding and entitled to vote at the Annual Meeting. If such approval is obtained, the Board of Directors will facilitate declassification of the Board of Directors, including making corresponding amendments to the Company’s By-Laws.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 6 - VOTE ON A STOCKHOLDER PROPOSAL CONCERNING SIMPLE MAJORITY VOTING

We have been advised that a stockholder, John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California, owner of common stock having a market value of at least $2,000 for at least one year, intends to present the following stockholder proposal at our Annual Meeting. We will furnish the address and share ownership of the proponent promptly upon written or oral request. The proposal will be voted on at the Annual Meeting if the proponent or a qualified representative is present at the meeting and submits the proposal for a vote, The proposal and the supporting statement appear below as received by us. The Company is not responsible for the accuracy or content of the proposal and supporting statement. Following the stockholder proposal are the Company’s reasons for opposing the proposal.

Proposal 6 - Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
Statement of John Chevedden
Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. As a sign of shareholder interest in reform, BWA shareholders gave 98% support to the 2013 proposal to elect each director annually.
This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:
GMI Ratings, an independent investment research firm, gave our board a D for executive pay - $24 million for James Verrier plus excess CEO perks. Unvested equity pay would not lapse upon CEO termination. There was no clawback policy to recoup unearned executive pay based on fraud or error and there was excess golden parachute potential. Our company did not link environmental or social performance in its incentive pay policies.
Alexis Michas, our Lead Director, had 20-years long tenure - a negative for director independence, and received our 2nd highest negative votes. Jere Drummond (age 73) had 17-years long tenure and yet chaired our executive pay committee. Not one independent director had expertise in risk management. Our board did not have formal responsibility for strategic oversight of our company's environmental practices.
GMI said our company's environmental impact disclosure practices, as reported by environmental specialist Trucost, was significantly worse than its sector peers. Our company had not identified specific environmental impact reduction targets. BorgWarner had higher shareholder class action litigation risk than 85% of all rated companies.
Returning to the core topic of this proposal from the context of our clearly improvable corporate climate, please vote to protect shareholder value: Simple Majority Vote - Proposal 6

Recommendation

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

The Board of Directors has carefully considered this proposal and believes that its adoption is not in the best interests of BorgWarner or its stockholders.

A simple majority vote standard already applies to many matters submitted to a vote of our stockholders, including uncontested elections of directors. Our Certificate of Incorporation and By-Laws also require the approval of holders of 80 percent of our outstanding voting power for certain fundamental matters, including removal of a director from office, approval of a stockholder action to amend our By-Laws, and amending our Certificate of Incorporation or By-Laws to alter the provisions dealing with the size, structure and composition of the Board of Directors, the removal of a director from office, the prohibition on stockholders calling a special meeting, and stockholder amendment of our By-Laws. This higher standard does not apply to approval of a merger, for which only a vote of a majority of our outstanding voting power is required.

The supermajority voting requirements are intended to maximize long-term value for all stockholders and to provide protection for all stockholders against self-interested actions of one or a few large stockholders. The Board of Directors believes that certain fundamental matters should have the support of a broad consensus of our stockholders rather than a simple majority of voting power voting at a meeting. Under a simple majority voting standard, where only a "majority of the votes cast for and against" is required, a minority of stockholders could approve certain key actions and significantly alter the governance of BorgWarner. For example, if the simple majority voting standard were adopted as proposed, and only 50.1% of our outstanding voting power is voted at a stockholders' meeting, holders of just 25.1% of our outstanding voting power could approve corporate changes that could negatively impact the interests of our stockholders, such as changing quorum or voting requirements. As a result, a group of short-term stockholders, who do not have the same fiduciary duties to other stockholders as the members of the Board of Directors, may act in their own self-interests to the detriment of other stockholders. Accordingly, the Board of Directors believes that the supermajority voting requirements in place protect our stockholders against potential self-interested actions of short-term investors.

The proponent relies on a Harvard Law School article to support the proponent's contention that supermajority voting standards are negatively related to company performance. However, the article cited by the proponent cites several additional factors negatively related to a company's valuation, including classified boards of directors and supermajority requirements for mergers. As described Proposal 5, the Board of Directors is proposing to amend our Certificate of Incorporation to replace our current classified board structure with annual elections of directors. Furthermore, the voting standard applicable to mergers is a majority of our outstanding voting power, the standard under the Delaware General Corporation Law. Consequently, the article cited by the proponent is not fully on point.

Stockholder approval of this proposal would not in itself change the current voting standards. Under our Certificate of Incorporation and By-Laws, to revise the current supermajority voting standards, the Board of Directors must first authorize amendments to the Certificate of Incorporation and By-Laws, and stockholders would then have to approve the amendments with an affirmative vote not less than 80 percent of our outstanding voting power.

Finally, proponent makes a number of statements that are not related to voting standards, including with respect to BorgWarner's governance, leadership, executive compensation, and environmental disclosure. The Board of Directors disagrees with a number of these statements, but believes that additional discussion would not be helpful to stockholders in determining how to vote on the proposal being considered, and accordingly, the Board of Directors has elected not to address these matters at this time.

For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of BorgWarner or its stockholders and unanimously recommends that you vote "AGAINST" this proposal.

OTHER INFORMATION

The Company is not aware of any business to come before this annual meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies through the internet and by use of the mails, proxies may be solicited by directors, officers and regularly engaged employees of the Company. None of these directors, officers or employees will receive any extra compensation for doing this. We have also retained Alliance Advisors L.L.C. to assist us in soliciting proxies for a fee of $8,000 plus reasonable out-of-

pocket expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals that are intended to be presented at the 2015 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 15, 2014, for inclusion in the proxy statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2015 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company's By-laws. Among other things, under the Company's By-laws to bring business before an annual meeting a stockholder must give written notice to the Secretary of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, for stockholder proposals to be presented other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 31, 2014, and no later than January 30, 2015. The notice should contain (a) as to each person whom the stockholder proposes to nominate for election as director, all information that is required to be disclosed in solicitations of proxies for election of directors under the securities laws, including the person's written consent to serve as a director if elected, and (b) as to any other business: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company's books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company's Amended and Restated By-laws to ensure that all of the specific requirements of such notice are met.

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the Securities and Exchange Commission, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company's Corporate Governance Guidelines; the Company's Code of Ethical Conduct; and the Company's Code of Ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information, or make any representation, other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

ANNEX A

BORGWARNER INC.
2014 STOCK INCENTIVE PLAN

SECTION 1.    Purpose.

The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.

SECTION 2.    Definitions.

For purposes of the Plan, the following terms are defined as set forth below:

2.1    “Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee as such.

2.2    “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Stock Unit, Performance Unit, or Performance Share.

2.3    “Award Agreement” means a written agreement or notice memorializing the terms and conditions of an Award granted pursuant to the Plan.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Breach of Conduct” means, for purposes of the Plan, any of the following:

(a)    actions by the participant resulting in the termination of the participant’s employment with the Company or any Affiliate for Cause,

(b)    the participant’s violation of the Company’s Code of Ethical Conduct where such business standards have been distributed or made available to the participant,

(c)    the participant’s unauthorized disclosure to a third party of confidential information, intellectual property, or proprietary business practices, processes, or methods of the Company; or willful failure to protect the Company’s confidential information, intellectual property, proprietary business practices, processes, or methods from unauthorized disclosure, or

(d)    the participant’s soliciting, inducing, or attempting to induce employees of the Company and its Affiliates to terminate their employment with the Company or an Affiliate.

2.6    “Cause” has the meaning set forth in Subsection 6.12.

2.7    “CEO” means the chief executive officer of the Company or any successor corporation.

2.8    “Change in Control” and “Change in Control Price” have the meanings set forth in Subsections 12.2 and 12.3, respectively.

2.9    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.10    “Commission” means the Securities and Exchange Commission or any successor agency.

2.11    “Committee” means the Committee referred to in Subsection 3.1.

2.12    “Company” means BorgWarner Inc., a Delaware corporation.

2.13    “Disability” means, with respect to any Award recipient, that the recipient:

(a)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)    is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering the Company’s employees, or

(c)    is determined to be permanently disabled by the Social Security Administration.

“Disability” shall be determined by the plan administrator of the RSP under the disability claims procedures of the RSP but applying the foregoing definition of “Disability” and subject to final review and approval by the Committee in the case of a participant who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.15    “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

2.16    “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted under Section    7 without relationship to a Stock Option.

2.17    “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.18    “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.19    “Performance Goals” means a target or targets of objective performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria:

(a)    earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

(b)    net or operating income;

(c)    earnings per share;

(d)    expense reductions;

(e)    return on investment;

(f)    combined net worth;

(g)    debt to equity ratio;

(h)    operating cash flow;

(i)    return on total capital, equity, or assets;

(j)    total shareholder return;

(k)    economic value;

(l)    changes in the market price of the Common Stock; or

(m)    relative profitability - change in operating income over change in sales.

The criteria selected by the Committee may relate to the Company, one or more of its Affiliates or one or more of its business units, or any combination thereof. The Performance Goals so selected by the Committee may be based solely on the performance of the Company, its Affiliates, or business units, or any combination thereof, or may be relative to the performance of one or more peer group companies, indices, or combination thereof. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Each of the foregoing Performance Goals shall be subject to certification by the Committee; provided that the Committee shall have the authority, to the extent consistent with the “qualified performance-based compensation” exception of Section 162(m) of the Code and Section 1.162-27(e) of the Income Tax Regulations, to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal.

2.20    “Performance Period” means the period of one year or longer established by the Committee in connection with the grant of an Award for which the Committee has established Performance Goals.

2.21    “Performance Unit” means an Award granted under Section 10, the value of which is expressed in terms of cash or in property other than Stock.

2.22    “Performance Share” means an Award granted under Section 11, the value of which is expressed in terms of, or valued by reference to, a share of Stock.

2.23    “Plan” means the BorgWarner Inc. 2014 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

2.24    “Restricted Stock” means an award granted under Section 8.

2.25    “Restricted Stock Agreement” means an Award Agreement memorializing the terms and conditions of a grant of Restricted Stock.

2.26    “Retirement” means, in the case of Section 8 (Restricted Stock), Section 9 (Stock Units), Section 10 (Performance Units), and Section 11 (Performance Shares), the participant’s Termination of Employment with the Company and all Affiliates:

(a)    on or after the last day of the calendar month coincident with or immediately following the day on which the participant attains age 65, or age 60 if the participant has been credited with at least 15 Years of Service, or

(b)    with the written consent of the Company that such Termination of Employment shall constitute retirement.

In the case of Section 6 (Stock Options), “Retirement” means the participant’s Termination of Employment with the Company and all Affiliates on or after the last day of the calendar month coincident with or immediately following the day on which the participant attains:

(a)    age 65, or

(b)    age 60 if the participant has been credited with at least 15 Years of Service.

2.27    “RSP” means the BorgWarner Inc. Retirement Savings Plan.

2.28    “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time or any successor definition adopted by the Commission.

2.29    “Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code and using the methodology selected by the Company from time to time (including any permitted alternate means selected by the Company to identify specified employees), or if none, the default methodology provided by applicable Income Tax Regulations).

2.30    “Stock” means common stock, par value $.01 per share, of the Company that as of the date of grant of an Award, has the highest aggregate value of any class of common stock of the Company outstanding or a class of common stock substantially similar to such class of stock (ignoring differences in voting rights). In addition, Stock does not include any stock of the Company that provides a preference as to dividends or liquidation rights.

2.31    “Stock Appreciation Right” means a right granted under Section 7.

2.32    “Stock Option” means an option granted under Section 6 to purchase one or more shares of Stock.

2.33    “Stock Unit” means a right granted under Section 9.

2.34    “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted under Section 7 in conjunction with a Stock Option.

2.35    “Termination of Employment” means the termination of the participant’s employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. In the case of a participant who is a director but not an employee of the Company or any subsidiary or Affiliate, “Termination of Employment” means the termination of the participant’s services as a member of the Board. For purposes of Paragraph 12.1(d) hereof, a Termination of Employment” must constitute a “Separation from Service” for purposes of Section 409A of the Code.

2.36     “Year of Service” means each twelve (12) month period of employment (or fraction of a 12-month period of employment) with the Company or any subsidiary or Affiliate, based on the participant’s aggregate elapsed time of employment.  Credit toward Years of Service runs continuously beginning on the first day a participant performs an hour of service (upon initial employment or reemployment) and ending on the date of the participant’s Termination of Employment.  Any period during which a participant is on an authorized leave of absence will be considered as service for determining Years of Service.  If a participant is reemployed following a Termination of Employment, the participant’s Years of Service, including fractional years, credited before the Termination of Employment will be restored after the participant performs an hour of service after reemployment.

2.37    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3.    Administration.

3.1    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of not less than three (3) members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board and who shall also be:

(a)    “non-employee directors” within the meaning of Rule 16b-3,

(b)    “independent directors” within the meaning of any applicable stock exchange rule, and

(c)    to the extent that the Committee has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code.

3.2    With respect to Awards granted to members of the Board who are not officers or employees of the Company, a subsidiary, or an Affiliate, the Plan shall be administered by the Committee subject to the approval of a majority of all members of the Board (including members of the Committee) who are “non-employee directors” within the meaning of Rule 16b-3, and “independent directors” with the meaning of any applicable stock exchange rule. With respect to such Awards, all references to the “Committee” contained in the Plan shall be deemed and construed to mean the Committee, the decisions of which shall be subject to the approval of a majority of such members of the Board who are both “non-employee directors within the meaning of Rule 16b-3 and “independent directors” within the meaning of any applicable stock exchange rule.

3.3    The Committee shall have full authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries and Affiliates.

3.4    Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)    to select the officers, employees and directors to whom Awards may from time to time be granted;

(b)    to determine whether and to what extent Awards are to be granted hereunder and the type or types of Awards to be granted;

(c)    to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d)    to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Paragraph 6.5(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(e)    to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time to the extent required or permitted by the Plan or by applicable law, including but not limited to any clawback requirements;

(f)    to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and

(g)    to determine under what circumstances a Stock Option or a Tandem Stock Appreciation Right may be settled in cash or Stock under Subsection 6.13 or Paragraph 7.4(b), respectively.

3.5    The Committee may authorize the CEO to grant Awards pursuant to the terms of the Plan covering up to ten thousand (10,000) shares of Stock per individual, per year, to officers and employees of the Company and its subsidiaries and Affiliates who are not:

(a)    subject to Section 16 of the Exchange Act, nor

(b)    “covered employees” within the meaning of Section 162(m)(3) of the Code.

Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Paragraphs 3.4(a), 3.4(b), 3.4(c), and 3.4(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

3.6    The Committee may also authorize the CEO to grant Awards pursuant to the terms of the Plan covering up to ten thousand (10,000) shares of Stock per individual, as an inducement to an individual to accept an offer of employment, including Awards to individuals who may become, upon accepting an offer of employment:

(a)    officers of the Company and its subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act, or

(b)    “covered employees” within the meaning of Section 162(m)(3) of the Code.

Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Paragraphs 3.4(a), 3.4(b), 3.4(c), and 3.4(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

3.7    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

3.8    The Committee may act only by a majority of its members then in office, except that the members thereof may:

(a)    delegate all or a portion of the administration of the Plan to one or more officers of the Company, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to constitute “qualified performance-based compensation within the meaning of Section 1.162-27(e) of the Income Tax Regulations in instances where the Committee has intended that an Award so qualify, and

(b)    authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

3.9    Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

3.10    In addition to such other rights of indemnification from the Company as they may have, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 4.    Stock Subject To Plan; Individual Limitations.

4.1    Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for Awards under the Plan, including with respect to Incentive Stock Options, shall be eight million (8,000,000) shares.

4.2    No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or Performance Shares covering more than three hundred thousand (300,000) shares of Stock (including grants of Stock Options, Stock Appreciation Rights, Stock Units, or Performance Shares that are paid or payable in cash), but excluding from this limitation:

(a)    any additional shares of Stock credited to the participant as dividend equivalents on Awards,

(b)    cash or stock dividends on Restricted Stock that are paid or credited to a participant as additional Restricted Stock, and

(c)    dividend equivalents that are paid or credited to a participant on Stock Units.

No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Performance Units of a value exceeding when paid six million dollars ($6,000,000) in cash or in property other than Stock, but excluding from this limitation including any additional amounts credited to the participant as interest or dividend equivalents.

4.3    The Stock to be delivered under the Plan may be made available from authorized but unissued shares of Stock, treasury stock, or shares of Stock purchased on the open market.

4.4    With respect to Awards under the Plan,

(a)    If any shares of Restricted Stock are forfeited, any Stock Option or Stock Appreciation Right is forfeited, cancelled or otherwise terminated without being exercised, or if any Stock Option or Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for or paid in cash, shares subject to such Awards that are forfeited, cancelled, terminated without being exercised, or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(b)    If any Stock Unit, Performance Unit, or Performance Share is cancelled, forfeited, terminates in whole or in part without the delivery of Stock or is paid in cash, shares subject to such Awards that are so cancelled, forfeited, terminated or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(c)    If an Award recipient tenders shares of previously-acquired Stock in satisfaction of applicable withholding tax obligations, or if any shares of Stock covered by an Award are not delivered to the Award recipient because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further Award grants under the Plan; and

(d)    If an Award recipient tenders shares of previously-acquired Stock in payment of the option price upon exercise of a Stock Option or if shares of Stock are withheld in payment of the option price, the number of shares represented thereby shall again be available for further Award grants under the Plan.

4.5    Subject to Subsections 6.15 and 7.6, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, then:

(a)    the number of shares of Stock reserved for issuance and future grant under the Plan under Section 4.1;

(b)    the Exercise Prices of and number of shares of Stock subject to outstanding Stock Options under Section 6 and Stock Appreciation Rights under Section 7;

(c)    the number of shares of Stock subject to other outstanding Awards;

(d)    the maximum number of shares of Stock that may be issued as ISOs set forth in Section 2.5;

(e)    the maximum number of shares of Stock that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3; and

(f)    the number of shares of Stock that are granted as Awards to Non-Employee Directors as set forth in Section 12,

shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws. However, fractions of a Share will not be issued, and no adjustment will be made to outstanding Stock Options if the adjustment would cause the Stock Options to provide for a deferral of compensation subject to Code Section 409A (and any applicable related regulations and guidance).

SECTION 5.    Eligibility.

Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates, as determined by the Committee, are eligible to be granted Awards under the Plan. However, no grant of Incentive Stock Options, Performance Units, or Performance Shares shall be made to a director who is not an officer or a salaried employee of the Company, a subsidiary, or an Affiliate.

SECTION 6.    Stock Options.

6.1    Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

6.2    A Stock Option shall entitle the optionee to purchase one or more shares of Stock, pursuant to the terms and provisions of the Plan and the applicable Award Agreement. The Committee shall have the authority to grant participants Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights), provided however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3    Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement providing for the grant of Stock Options shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written Award Agreement or Award Agreements shall be duly executed and delivered by the Company to the participant.

6.4    Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

6.5    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)    Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be and shall never become less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

(b)    Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(c)    Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d)    Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

6.6    The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the Award Agreement, may also be paid by one or more of the following:

(a)    in the form of unrestricted Stock already owned by the optionee (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted;

(b)    by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or

(c)    by a combination thereof, in each case in the manner provided in the Award Agreement.

In the discretion of the Committee and if not prohibited by law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company or its agent, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

6.7    No shares of Stock shall be issued until full payment of the option exercise price has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Subsection 16.1, but shall have no rights of a stockholder of the Company prior to such notice of exercise, full payment, and if requested providing the representation described in Subsection 16.1.

6.8    Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than

(a)    by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation,

(b)    pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or

(c)    in the Committee’s discretion, pursuant to a gift to such optionee’s “immediate family” members directly, or indirectly by means of a trust, partnership, or limited liability company.

Subject to the terms of this Plan and the relevant Award Agreement, all Stock Options shall be exercisable only by the optionee, guardian, legal representative or beneficiary of the optionee or permitted transferee, it being understood that the terms “holder” and “optionee” include any such guardian, legal representative or beneficiary or transferee. For purposes of this Subsection 6.8, “immediate family” shall mean, except as otherwise defined by the Committee, the optionee’s spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution. In no event may a participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. The transfer of Stock Options to a third party for value is prohibited.

6.9    Termination by Death. If an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Award Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

6.10    Termination by Reason of Disability. If an optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

6.11    Termination by Reason of Retirement. If an optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

6.12    Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such Termination of Employment or the balance of such Stock Option’s term if such Termination of Employment of the optionee is involuntary and without Cause; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

Unless otherwise determined by the Committee, for the purposes of the Plan “Cause” shall mean:

(a)    the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude under Federal law or the law of the state in which such action occurred,

(b)    dishonesty in the course of fulfilling the participant’s employment duties or

(c)    willful and deliberate failure on the part of the participant to perform his employment duties in any material respect.

6.13    Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.

6.14    Change in Control Cash Out. During the sixty-day period from and after a Change in Control (the “Exercise Period”), the Committee may, but shall not be required to, permit an Optionee with respect to any outstanding Stock Option, whether or not the Stock Option is fully exercisable, and in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within thirty days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Subsection 6.14 shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such sixty-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option.

6.15    Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification shall be made in respect to any Stock Option if such Modification would result in the Stock Option constituting a deferral of compensation or having an additional deferral feature.

6.16    Subject to Subsection 6.17 below, a “Modification” for purposes of Subsection 6.15, above, shall mean any change in the terms of a Stock Option (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Option with a direct or indirect reduction in the exercise price of the Stock Option or an additional deferral feature, or an extension or renewal of the Stock Option, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Option refers to the granting to the holder of an additional period of time within which to exercise the Stock Option beyond the time originally prescribed. A renewal of a Stock Option is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Option on the same terms and conditions.

6.17    Notwithstanding Subsection 6.16 above, it shall not be a Modification to change the terms of a Stock Option in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

6.18    In addition to the authority conferred upon it by Subsections 6.9, 6.10, 6.11, and 6.12 hereof, and notwithstanding any limitations on Stock Option exercise periods contained in said sections, but subject to Paragraph 6.5(b) hereof, the Committee shall have the authority to establish (in the case of a newly granted Stock Option) or extend (in the case of an outstanding Stock Option) the exercise period of any Stock Option beyond the limitations provided in said sections; provided however, that subsequent to its grant, the exercise period of an outstanding Stock Option shall not be extended to a date that is later than the earlier of:

(a)    the date on which the Option would expire by its original terms or

(b)    the 10th anniversary of the original date of the grant.

6.19    Except for adjustments as permitted by Subsection 4.5, once granted hereunder, the option price of a Stock Option shall not be adjusted. The substitutions and adjustments permitted by Subsection 4.5 shall be limited to those substitutions and adjustments which will not result in the Stock Option, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.

6.20    Notwithstanding any provision herein to the contrary, the repricing of a Stock Option is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

(a)    changing the terms of a Stock Option to lower its exercise price;

(b)    any other action that is treated as a “repricing” under generally accepted accounting principles; and

(c)    repurchasing for cash or canceling a Stock Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Subsection 4.5 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

SECTION 7. Stock Appreciation Rights.

7.1    Grant and Exercise. Stock Appreciation Rights may be granted as Awards under the Plan as either Freestanding Stock Appreciation Rights or Tandem Stock Appreciation Rights. Freestanding Stock Appreciation Rights may be granted alone or in addition to other Awards under the Plan. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. Tandem Stock Appreciation Rights may be granted only at the time of grant of the related Stock Option. Each grant of a Stock Appreciation Right shall be confirmed by, and be subject to the terms of, an Award Agreement.

7.2    Freestanding Stock Appreciation Rights. A Freestanding Stock Appreciation Right granted pursuant to Subsection 7.1 shall be exercisable as determined by the Committee and specified in the Award Agreement, but in no event after ten years from the date of grant. The base price of a Freestanding Stock Appreciation Right shall not be and shall never become less than the Fair Market Value of a share of Stock on date of grant. A Freestanding Stock Appreciation Right shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying

(a)    the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Stock on the date of exercise of the Freestanding Stock Appreciation Right, by

(b)    the number of shares of Stock as to which such Freestanding Stock Appreciation Right shall have been exercised.

A Freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Stock as to which Freestanding Stock Appreciation Right is being exercised.

7.3    Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right may be exercised by an optionee in accordance with Subsection 7.4 by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Subsection 7.4. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Tandem Stock Appreciation Right have been exercised.

7.4    Tandem Stock Appreciation Rights Terms and Conditions. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)    The base price of a Tandem Stock Appreciation Right shall not be and shall never become less than the exercise price of the related Stock Option on date of grant. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 6 (including any extensions) and this Section 7. A Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the forfeiture, termination, or exercise of the related Stock Option.

(b)     Upon the exercise of a Tandem Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(c)    Tandem Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Subsection 6.8.

(d)    Upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Tandem Stock Appreciation Right at the time of exercise based on the value of the Tandem Stock Appreciation Right at such time.

7.5    In the case of any Stock Appreciation Right providing for, or in which the Committee has determined to make payment in whole or in part in Stock, the holder thereof shall have no rights of a stockholder of the Company prior to the proper exercise of such Stock Appreciation Right, and if requested, prior to providing the representation described in Subsection 16.1, and the issuance of Stock in respect thereof.

7.6    Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature.

7.7    Subject to Subsection 7.8 below, a “Modification” for purposes of Subsection 7.6, above, shall mean any change in the terms of an Stock Appreciation Right (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the base price of the Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed. A renewal of a Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Appreciation Right on the same terms and conditions.

7.8    Notwithstanding Subsection 7.7 above, it shall not be a Modification to change the terms of a Stock Appreciation Right in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

7.9    Subsequent to its grant, no Stock Appreciation Right shall be extended to a date that is later than the earlier of:

(a)    the date on which the Stock Appreciation Right would expire by its original terms, or

(b)    the 10th anniversary of the original date of grant.

7.10    Except for adjustments as permitted by Subsection 4.5, once granted hereunder, the base price of a Stock Appreciation Right shall not be adjusted. The substitutions and adjustments permitted by Subsection 4.5 shall be limited to those substitutions and adjustments which will not result in the Stock Appreciation Right, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.

7.11    Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

(a)    changing the terms of a Stock Appreciation Right to lower its base price;

(b)    any other action that is treated as a “repricing” under generally accepted accounting principles; and

(c)    repurchasing for cash or canceling a Stock Appreciation Right at a time when its base price, is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Subsection 4.5 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

SECTION 8.    Restricted Stock.

8.1    Administration. Shares of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the

Awards, in addition to those contained in Subsection 8.3. Each grant of Restricted Stock shall be confirmed by, and be subject to the terms of a Restricted Stock Agreement.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance measures of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. Where the grant or vesting of Restricted Stock is subject to the attainment of one or more Performance Goals, such shares of Restricted Stock shall be released from such restrictions only after the attainment of such Performance Goals has been certified by the Committee.

The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

8.2    Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2014 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters offices of BorgWarner Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

8.3    Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)    Subject to the provisions of the Plan and the applicable Restricted Stock Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

(b)    Except as provided in this Paragraph 8.3(b) and Paragraph 8.3(a) and the applicable Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable Restricted Stock Agreement, and subject to Subsection 16.7 of the Plan:

(1)    cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock based upon the Fair Market Value per share of Stock on the dividend payment date (or in the event no trading is reported for the dividend payment date, based upon the Fair Market Value per share of Stock for the most recent prior date for which trading for Stock was reported on the New York Stock Exchange Composite Tape), and

(2)     dividends payable in Stock shall be paid in the form of Restricted Stock.

Any cash dividend so reinvested or share dividend so payable shall vest at the same time as the Restricted Stock to which it relates. Absent such a provision regarding dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock, or if later, the 15th day of the third month following the date on which the same dividends on Stock are paid to the Stock’s stockholders.

(c)    Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Paragraphs 8.3(a) and 8.3(d) and Paragraph 12.1(b), upon a participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(d)    Except to the extent otherwise provided in Paragraph 12.1(b), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participant’s shares of Restricted Stock; provided however, that in the case of Restricted Stock granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code that is intended to constitute “qualified performance-based compensation,” the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.

(e)    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

SECTION 9.    Stock Units.

9.1    Administration. A Stock Unit is the grant of a right to receive a share of Stock or the Fair Market Value in cash of a share of Stock, in the future, at such time and upon such terms as the Committee shall establish. Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors to whom and the time or times at which grants of Stock Units will be awarded, the number of Stock Units to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards in addition to those contained in Subsection 9.2. The provisions of Stock Units Awards need not be the same with respect to each recipient. Each grant of Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

9.2    Terms and Conditions. Stock Units shall be subject to the following terms and conditions.

(a)    Subject to the provisions of the Plan and the applicable Award Agreement, Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(b)    Except to the extent otherwise provided in the applicable Award Agreement and Paragraph 9.2(c) and Paragraph 12.1(c), upon a participant’s Termination of Employment for any reason prior to the date on which Stock Units awarded to the participant shall have vested, all rights to receive cash or Stock in payment of such Stock Units shall be forfeited by the participant.

(c)    Except to the extent otherwise provided in Paragraph 12.1(c), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Stock Units.

(d)    In any case in which the Committee has waived, in whole or in part, any or all remaining payment limitations with respect to any or all of a participant’s Stock Units, payment of such participant’s Stock Units shall occur on the time(s) or event(s) otherwise specified pursuant to Paragraph 9.2(g) below, in such participant’s Award Agreement

(e)    With respect to any grant of Stock Units, the recipient of such grant shall acquire no rights of a shareholder of Stock unless and until the recipient becomes the holder of shares of Stock delivered to such recipient with respect to such Stock Units.

(f)    The Committee may in its discretion provide that a participant shall be entitled to receive dividend equivalents on outstanding Stock Units. Such dividend equivalents may, as determined by the Committee at the time the Award is granted, be:

(1)    paid in cash,

(2)    credited to the participant as additional Stock Units, or

(3)    any combination of cash and additional Stock Units.

If dividend equivalents are credited to the participant as additional Stock Units, the number of additional Stock Units that shall be credited to the participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Stock Units credited to the participant on the dividend record date by the dividend paid on each share of Stock, and then dividing this amount by the price per share of Stock on the dividend payment date. For this purpose, the price per share of Stock shall be its Fair Market Value for the dividend payment date. In the event no trading is reported for the dividend payment date, the price per share of Stock shall be the Fair Market Value for the most recent prior date for which trading for Stock was reported on the New York Stock Exchange Composite Tape. A Stock Unit credited to a recipient as a dividend equivalent shall vest at the same time as the Stock Unit to which it relates. Any credit of dividend equivalents shall be subject to Subsection 16.7 of the Plan. Any dividend payable with respect to Stock Units that the Committee has determined shall be paid in cash shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock, or if later, the 15th day of the third month following the date on which the same dividends on Stock are paid to the Stock’s stockholders.

(g)    The Award Agreement for each award of Stock Units shall specify the time(s) or event(s) of payment of vested Stock Units, which time(s) or event(s) shall be limited to one or more of the following:

(1)    the date on which the Stock Units shall have vested,

(2)    the date of the Award recipient’s Termination of Employment, or

(3)    a specified date.

In the case of an Award of Stock Units providing for payment upon the vesting of the Stock Units, payment shall be made as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the vesting of the Stock Units occurs. In the case of an Award of Stock Units providing for payment upon Termination of Employment, payment shall be made on or after the Termination of Employment in the year in which the Termination of Employment occurs, except that in the case of a Specified Employee, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Award recipient’s death. In the case of an Award of Stock Units providing for a specified date for payment, payment shall be made as soon as practicable on or after the specified date, but in no event no later than December 31 of the year in which the specified date occurs.

(h)    On the time(s) or event(s) specified in the applicable Award Agreement for the payment of cash or Stock with respect to vested Stock Units, the Committee shall cause to be delivered to the participant:

(1)    a number of shares of Stock equal to the number of vested Stock Units, or

(2)    cash equal to the Fair Market Value of such number of shares of Stock,

the form of payment determined by the Committee in its discretion or as provided by in the applicable Award Agreement.

(i)    Notwithstanding any other provision of this Plan to the contrary, the time(s) or event(s) for payment of Stock Units specified pursuant to Paragraph 7.2(h), above, shall not be accelerated for any reason, other than as specifically provided in Section 409A of the Code and the guidance issued thereunder.

SECTION 10.    Performance Units.

10.1    Administration. Performance Units may be awarded to officers and employees of the Company, its subsidiaries and Affiliates, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Subsection 10.2. Each grant of Performance Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

10.2    Terms and Conditions. Performance Units shall be subject to the following terms and conditions.

(a)    The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Unit payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(b)    Except to the extent otherwise provided in the applicable Award Agreement and Paragraph 10.2(c) and Paragraph 12.1(d), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Units shall be forfeited by the participant.

(c)    Except to the extent otherwise provided in Paragraph 12.1(d), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Performance Units; provided however, that in the case of Performance Units granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code, the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.

(d)    In any case in which the Committee has, prior to the expiration of the Performance Period, waived, in whole or in part, any or all payment limitations with respect to a participant’s Performance Units, such participant shall receive payment with respect to his or her Performance Units in the year following the year in which the Performance Period ends or would have ended, at the same time as the Committee has provided for payment to all other Award recipients.

(e)    (1)    At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Units granted to the participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the participant:

(A)    a cash payment equal in amount to the cash value of the Performance Units, or

(B)    shares of Stock equal in value to the cash value of the Performance Units,

the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.

(2)    In the Committee’s discretion, the Committee may evaluate and certify the extent to which the Performance Goals for the Award have been achieved as of any date in the final six months of the Performance Period. Based on this interim evaluation and certification, the Committee shall determine the number of Performance Units granted to the participant which shall have been earned based on achievement of the Performance Goals as of the interim evaluation date, and the cash value thereof. The Committee shall then cause to be delivered to the participant:

(A)    a cash payment equal in amount to the cash value of the Performance Units earned based on the interim evaluation, pro-rated for the portion of the Performance Period completed as of the interim valuation and further reduced to reasonably reflect the time value of money as required by Code Section 162(m), or

(B)    shares of Stock equal in value to the cash value of the Performance Units earned based on the interim valuation, pro-rated for the portion of the Performance Period completed as of the interim valuation, and further reduced to reasonably reflect the time value of money as required by Code Section 162(m), the form of payment determined by the Committee in its discretion or as provided in the Applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Committee certifies the interim Performance Goals. Payment of Performance Units based on an interim valuation is conditioned on the participant’s repayment to the Company of any amount by which the cash value of the Performance Units determined to have been earned as of the interim valuation (before reduction to reflect the time value of money) exceeds the cash value of the Performance Units determined to have been earned as of the end of the Performance Period.

At the end of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved for the entire Performance Period and determine the number of Performance Units granted to the Participant which shall have been earned for the entire Performance Period, and the cash value thereof. The cash value of the Performance Units determined to have been earned as of the interim valuation, after pro-ration but before reduction to reflect the time value of money, will be deducted from the cash value of the Performance Units determined to have been earned for the entire Performance Period. Any cash value of the earned Performance Units as of the end of the Performance Period in excess of the cash value of the earned Performance Units as of the interim valuation will be paid as provided in the Subparagraph 10.2(e)(1). Any cash value of the earned Performance Units as of the interim valuation in excess of the cash value of the earned Performance Units as of the end of the Performance Period must be repaid by the participant.

(f)    If Performance Units may, or are to be paid in Stock, the Committee shall designate in the applicable Award Agreement a method of converting the Performance Units into Stock based on the Fair Market Value of the Stock.

SECTION 11.    Performance Shares.

11.1    Administration. Performance Shares may be awarded to officers and employees of the Company, its subsidiaries and Affiliates, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Subsection 11.2. Each grant of Performance Shares shall be confirmed by, and be subject to, the terms of an Award Agreement.

11.2    Terms and Conditions. Performance Shares shall be subject to the following terms and conditions.

(a)    The Committee may, prior to or at the time of the grant, designate Performance Shares, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Share payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(b)    Except to the extent otherwise provided in the applicable Award Agreement and Paragraph 11.2(c) and Paragraph 12.1(d), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Shares shall be forfeited by the participant.

(c)    Except to the extent otherwise provided in Paragraph 12.1(d), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all such participant’s Performance Shares; provided however, that in the case of Performance Shares granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code, the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.

(d)    In any case in which the Committee has waived, in whole or in part, prior to the expiration of the Performance Period, any or all payment limitations with respect to a participant’s Performance Shares, such participant shall receive payment with respect to his or her Performance Shares in the year following the year in which Performance Period ends, at the same time as the Committee has provided for payment to all other Award recipients.

(e)    (1)    At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Shares granted to the participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the participant

(A)    a number of shares of Stock equal to the number of Performance Shares determined by the Committee to have been earned, or

(B)    cash equal to the Fair Market Value of such number of shares of Stock,

the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.

(2)    In the Committee’s discretion, the Committee may evaluate and certify the extent to which the Performance Goals for the Award have been achieved as of any date in the final six months of the Performance Period. Based on this interim evaluation and certification, the Committee shall determine the number of Performance Shares granted to the participant which shall be been earned based on achievement of the Performance Goals as of the interim evaluation date, and the cash value thereof. The Committee shall then cause to be delivered to the participant:

(A)    a number of shares of Stock equal to the number of Performance Shares determined by the Committee to have been earned based on the interim evaluation, pro-rated for the portion of the Performance Period completed as of the interim valuation and further reduced to reasonably reflect the time value of money as required by Code Section 162(m), or

(B)    cash equal to the Fair Market Value of the number of shares of Stock earned based on the interim valuation, pro-rated for the portion of the Performance Period completed as of the interim valuation, and further reduced to reasonably reflect the time value of money as required by Code Section 162(m), the form of payment determined by the Committee in its discretion or as provided in the Applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Committee certifies achievement of the interim Performance Goals. Payment of Performance Shares based on an interim valuation is conditioned on the participant’s repayment to the Company of any amount by which the cash value of the Performance Shares determined to have been earned as of the interim valuation (before reduction to reflect the time value of money) exceeds the cash value of the Performance Shares determined to have been earned as of the end of the Performance Period.

At the end of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved for the entire Performance Period and determine the number of Performance Shares granted to the Participant which shall have been earned for the entire Performance Period, and the cash value thereof. The cash value of the Performance Shares determined to have been earned as of the interim valuation, after pro-ration but before reduction to reflect the time value of money, will be deducted from the cash value of the Performance Shares determined to have been earned for the entire Performance Period. Any cash value of the earned Performance Shares as of the end of the Performance Period in excess of the cash value of the earned Performance Shares as of the interim valuation will be paid as provided in Subparagraph 11.5(e)(1). Any cash value of the earned Performance Shares as of the interim valuation in excess of the cash value of the earned Performance Shares as of the end of the Performance Period must be repaid by the participant.

SECTION 12.    Change in Control Provisions.

12.1    Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(a)    Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(b)    The restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(c)    The restrictions applicable to any outstanding Stock Units shall lapse, and such Stock Units shall become free of all restrictions and become fully vested. Payment for Stock Units that have vested as a result of this Paragraph 12.1(c) shall occur on the time(s) or event(s) otherwise specified in the Award recipient’s Award Agreement.

(d)    The restrictions applicable to any outstanding Performance Units and Performance Shares shall lapse, the Performance Goals of all such outstanding Performance Units and Performance Shares shall be deemed to have been achieved at target levels, the relevant Performance Period shall be deemed to have ended on the effective date of the Change of Control, and all other terms and conditions thereto shall be deemed to have been satisfied. If due to a Change in Control, a Performance Period is shortened, the target Performance Award initially established for such Performance Period shall be prorated by multiplying the initial target Performance Award by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Payment for such Performance Units and Performance Shares that vest as a result of the Change in Control shall be made in cash or Stock (as determined by the Committee) as promptly as is practicable upon such vesting, but in no event later than March 15 of the year following the year in which the Performance Units and Performance Shares shall have vested pursuant to this Paragraph 12.1(d). Payment for Performance Units and Performance Shares that have vested prior to the Change in Control as a result of the Committee’s waiver of payment limitations prior to the date of the Change in Control shall be made in cash or Stock (as determined by the Committee)

(1)    in the year following the year in which the Performance Period would have otherwise ended absent a Change in Control, or, if earlier

(2)    as soon as practicable in the year in which the Award recipient’s Termination of Employment occurs; provided however, that in the case of a “Specified Employee” who becomes entitled to payment of Performance Units or Performance Shares under this Paragraph 12.1(d)(2) by reason of his or her Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Specified Employee’s death.

12.2    Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

(1)    the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2)    the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that for purposes of Paragraph 12.2(a), the following acquisitions shall not constitute a Change in Control:

(W)    any acquisition directly from the Company,

(X)    any acquisition by the Company,

(Y)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(Z)    any acquisition by any corporation pursuant to a transaction described in Subparagraphs (1), (2) and (3) of Paragraph 12.2(c); or

(b)    Individuals who, as of the date this Plan is approved by the Shareholders, constitute the Board (the “Incumbent Board”) and cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation by the Company of a reorganization, statutory share exchange, merger or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity by the Company or any of its Subsidiaries (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination,

(1)    all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

(2)    no Person (excluding any corporation resulting from such Business Combination or any employee plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a non corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and

(3)    at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

12.3    Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of:

(a)    the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the sixty-day period prior to and including the date of a Change in Control or

(b)    if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that:

(1)    in the case of a Stock Option which

(A)    is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and

(B)    was granted within 240 days of the Change in Control,

then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled and

(2)    in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised.

To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 13.    Term, Amendment and Termination.

13.1    Unless terminated sooner by the Board, the Plan will terminate on the date that immediately precedes the tenth (10th) anniversary of the Plan’s effective date. Awards outstanding as of the date on which the Plan terminates shall not be affected or impaired by the termination of the Plan.

13.2    The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would

(a)    impair the rights of a participant under an Award theretofore granted without the participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or for Awards to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Awards qualify for the exception),

(b)    disqualify the Plan from the exemption provided by Rule 16b-3, or

(c)    extend the term of the Plan.

In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

13.3    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except:

(a)    to the extent required or permitted by the Plan or by applicable law, including but not limited to any clawback requirements,

(b)    an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3, or

(c)    an amendment made to cause the Award to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Award qualify for the exception).

13.4    Subject to the above provisions, the Board shall have the authority to amend the Plan and the terms of any Award theretofore granted to take into account changes in law and tax and accounting rules.

SECTION 14.    Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15.    Cancellation and Rescission of Awards.

15.1    The Committee may cancel, declare forfeited, or rescind any unexercised, undelivered, or unpaid Award upon its determining that

(a)    a participant has violated the terms of the Plan or the Award Agreement under which such Award has been made, or

(b)    the participant has committed a Breach of Conduct.

In addition, for a period of one year following the exercise, payment or delivery of an Award, the Committee may rescind any such exercise, payment or delivery of an Award upon its determining that the participant committed a Breach of Conduct prior to the exercise, payment or delivery of the Award, or within six months thereafter.

15.2    In the case of an Award’s cancellation, forfeiture, or rescission due to a Breach of Conduct by reason of the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude, the Committee’s determination that a participant has committed a Breach of Conduct, and its decision to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties. In all other cases, the Committee’s determination that a participant has violated the terms of the Plan or the Award, or has committed a Breach of Conduct, and the Committee’s decision to cancel, declare forfeited or rescind an Award or to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties unless the participant makes a written request to the Committee to review such determination and decision within thirty days of the Committee’s written notice of such actions to the participant. In the event of such a written request, the members of the Board who are “independent directors” within the meaning of the applicable stock exchange rule (including members of the Committee) shall review the Committee’s determination no later than the next regularly scheduled meeting of the Board. If, following its review, such directors approve, by a majority vote,

(a)    the Committee’s determination that the participant violated the terms of the Plan or the Award or committed a Breach of Conduct, and

(b)    the Committee’s decision to cancel, declare forfeited, or rescind the Award,

such determination and decision shall thereupon be conclusive, binding, and final on all parties.

15.3    In the event an Award is rescinded, the affected participant shall repay or return to the Company any cash amount, Stock, or other property received from the Company upon the exercise, payment or delivery of such Award (or, if the participant has disposed of the Stock or other property received and cannot return it, its cash value at the time of exercise, payment or delivery), and, in the case of Stock or other property delivered to the participant, any gain or profit realized by the participant in a subsequent sale or other disposition of such Stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Committee shall prescribe.

SECTION 16.    General Provisions.

16.1    The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall have no obligation to issue or deliver certificates for shares of Stock under the Plan prior to:

(a)    obtaining approval from any governmental agency which the Company determines is necessary or advisable,

(b)    admission of such shares to listing on the stock exchange on which the Stock may be listed, and

(c)    completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

16.2    Notwithstanding any other provisions of this Plan, the following shall apply to any person subject to Section 16 of the Exchange Act, except in the case of death or disability or unless Section 16 shall be amended to provide otherwise than as described below, in which event this Plan shall be amended to conform to Section 16, as amended:

(a)    Restricted stock or other equity securities (within the meaning used in Rule 16b-3) offered pursuant to this Plan must be held by the person for at least six months from the date of grant; and

(b)    At least six months must elapse from the date of acquisition of any Stock Option, Stock Appreciation Right, Stock Unit, Performance Share, Performance Unit or other derivative security (within the meaning used in Rule 16b-3) issued pursuant to the Plan to the date of disposition of such derivative security (other than upon exercise or conversion) or its underlying security.

16.3    Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

16.4    The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

16.5    No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. With the advance consent of the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The Company shall have the right to determine the manner in which the withholding obligations relating to an award shall be satisfied and the Company can require that any such withholding obligations be settled by the Company retaining Stock or cash that is part of the Award that gives rise to the withholding obligations. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

16.6    At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

16.7    The reinvestment of cash dividends in additional shares of Restricted Stock, and the crediting of dividend equivalents or interest equivalents (if such interest equivalents are payable in Stock when distributed) on Stock Units or on the deferred payment of Stock Units, Performance Units or Performance Shares shall only be permissible if sufficient shares of Stock are available under Section 4 (taking into account then outstanding Awards).

16.8    The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

16.9    It is intended that payments under the Stock Options, Stock Appreciation Rights, Performance Units, and Performance Shares provisions of the Plan to recipients who are “covered employees” within the meaning of Section 162(m)(3) of the Code constitute “qualified performance-based compensation” within the meaning of Section 1.162-27(e) of the Income Tax Regulations. Awards of Restricted Stock may be designated by the Committee as intended to constitute “qualified performance-based compensation” in the relevant Award Agreement. To the maximum extent possible, the Plan and the terms of any Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, and, where applicable, Restricted Stock, shall be so interpreted and construed.

16.10    It is intended that Stock Options awarded pursuant to Section 6, Stock Appreciation Rights awarded pursuant to Section 7, and Restricted Stock awarded pursuant to Section 8 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code. It is further intended that Performance Shares and Performance Units granted pursuant to Sections 10 and 11 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code excepting, however, Performance Shares and Performance Units that become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period. Finally, it is intended that Stock Units awarded pursuant to Section 9, and Performance Units and Performance Shares that are or become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period satisfy the requirements of Sections 409A(2) through (a)(4) of the Code in all material respects. This Plan shall be interpreted for all purposes and operated to the extent necessary in order to comply with the intent expressed in this Subsection 16.10.

16.11    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be impaired or affected thereby. The invalid, illegal, or unenforceable provision shall be treated as amended to the minimum extent necessary to make the provision valid, legal, and enforceable and to accomplish the Company’s original objectives for establishing this Plan.

16.12    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

SECTION 17.    Effective Date.

     The Plan as approved by the Board of Directors on February 12, 2014 shall be effective on the date the Plan is approved by the stockholders of the Company and shall apply to Awards granted thereafter.

BORGWARNER INC.
ATTN: COREEN BELL
3850 HAMLIN RD.
AUBURNHILLS, MI 48326

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Directors			
01 Jan Carlson	☐	☐	☐
02 Dennis C. Cuneo	☐	☐	☐
03 Vicki L. Sato	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2 To ratify the selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting firm for the Company for 2014.	☐	☐	☐
3 Advisory approval of the Company's executive compensation as disclosed in the proxy statement.	☐	☐	☐
4 Approval of BorgWarner Inc. 2014 Stock Incentive Plan.	☐	☐	☐
5 Amendment of the Company's Restated Certificate of Incorporation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
6 Stockholder proposal concerning simple majority voting.	☐	☐	☐

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000197982_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10k, Notice & Proxy Statement is/are available at www.proxyvote.com .

BORGWARNER INC.
Annual Meeting of Stockholders
April 30, 2014 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints John J. Gasparovic and Laurene H. Horiszny, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, EST on 4/30/2014, at BorgWarner Inc. 3850 Hamlin Road Auburn Hills, MI 48326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000197982_2 R1.0.051160